AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2005
                              REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SCIENCE DYNAMICS CORPORATION
                          ----------------------------
                 (Name of small business issuer in its charter)

           DELAWARE                           3661                             22-2011859
           --------                           ----                             ----------
   (State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code Number)

                          7150 N. Park Drive, Suite 500
                             Pennsauken, N.J. 08109
                                 (856) 910-1166
          (Address and telephone number of principal executive offices)

                      Paul Burgess, Chief Executive Officer
                          7150 N. Park Drive, Suite 500
                             Pennsauken, N.J. 08109
                                 (856) 910-1166
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                             Gregory Sichenzia, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)


                         CALCULATION OF REGISTRATION FEE

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
===================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                  Registered (1)         Security (2)              Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share         25,000,000(3)              $0.0725              $1,812,500.00               $213.33
Common Stock, $.01 par value per share          6,000,000(4)              $0.0725                $435,000.00                $51.20
-----------------------------------------------------------------------------------------------------------------------------------
Total                                          31,000,000                 $0.0725              $2,247,500.00               $264.53
===================================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low prices as reported on the OTC Bulletin Board on September 2, 2005, which was $0.0725 per share.
(3) Includes up to 20,000,000 shares of common stock issuable upon conversion of a $2,000,000 principal amount secured convertible term note issued to Laurus Master Fund, Ltd. and up to 5,000,000 shares representing our good faith estimate of additional shares that may be issuable to Laurus Master Fund, Ltd. as a result of adjustment of the fixed conversion price for subsequent lower priced issuances, as contemplated by certain provisions of the secured convertible term note.
(4) Represents shares of common stock issuable upon exercise of warrants issued to Laurus Master Fund, Ltd.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2005

                          Science Dynamics Corporation
                           Up to 31,000,000 Shares of
                                  Common Stock

      This prospectus relates to the public offering of an aggregate of up to 31,000,000 shares of common stock which may be sold from time to time by the selling stockholder of Science Dynamics Corporation named in this prospectus. Of these shares, 20,000,000 shares are issuable upon conversion of a $2,000,000 principal amount secured convertible term note, 5,000,000 shares represent our good faith estimate of additional shares that may be issuable as a result of adjustment of the fixed conversion price for subsequent lower priced issuances, as contemplated by certain provisions of the secured convertible term note, and 6,000,000 shares are issuable upon exercise of a common stock purchase warrant held by the selling stock holder.

      The shares of common stock are being registered to permit the selling stockholder to sell the shares from time to time in the public market. The stockholder may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 8. We cannot assure you that the selling stockholder will sell all or any portion of the shares offered in this prospectus.

      We have paid the expenses of preparing this prospectus and the related registration expenses.

      Our common stock is traded on the OTC Bulletin Board under the symbol SIDY.OB. The closing sales price for our common stock on September 2, 2005 was $0.07 per share.

          The Securities offered hereby involve a high degree of risk.
                     See "Risk Factors" beginning on page 2.

      We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
    Prospectus Summary......................................................   1
    Risk Factors............................................................   2
    Use of Proceeds.........................................................   7
    Selling Stockholder.....................................................   7
    Plan of Distribution....................................................   8
    Market for Common Equity and Related Stockholder Matters................   9
    Business Description....................................................  10
    Management's Discussion and Analysis and Results of Operations..........  18
    Description of Property.................................................  24
    Legal Proceedings.......................................................  24
    Management..............................................................  24
    Executive Compensation..................................................  27
    Certain Relationships and Related Transactions..........................  28
    Security Ownership of Certain Beneficial Owners and Management..........  29
    Description of Securities...............................................  30
    Indemnification for Securities Act Liabilities..........................  32
    Legal Matters...........................................................  33
    Experts.................................................................  33
    Additional Information..................................................  33
    Consolidated Financial Statements....................................... F-1


                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK
FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Science Dynamics,"
"we," "us," and "our" refer to Science Dynamics Corporation.

                          Science Dynamics Corporation

      Science Dynamics Corporation was incorporated in the State of Delaware in May 1973 and commenced operations in July 1977. We have been developing and delivering telecommunication solutions for over twenty-five years. Specifically, we supply call control technology to service providers offering collect-only calling to inmates of correctional institutions. On February 14, 2005, we acquired an 85% ownership interest in Systems Management Engineering, Inc., a Virginia corporation ("SMEI"). SMEI was originally founded to provide the federal government with engineering services coupled with advanced technology solutions. SMEI has developed advanced data management applications, Internet server technology and information systems that it markets to both public and private sectors.

      For the six months ended June 30, 2005 we incurred a net loss of $591,996 compared to a net loss of $313,343 for the six months ended June 30, 2004. For the fiscal years ended December 31, 2004 and December 31, 2003, we incurred net losses of $481,178 and $282,167, respectively. At June 30, 2005, we had a working capital deficiency of $2,777,796 and an accumulated deficit of $20,203,434.

      Our principal executive offices are located at 7150 N. Park Drive, Suite
500, Pennsauken, New Jersey 08109 and our telephone number is (856) 910-1166.

                                  The Offering

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
Common stock outstanding before the offering..........   88,374,787
Common stock offered by selling stockholders..........   Up to 31,000,000 shares. This number includes 20,000,000
                                                         shares of common stock issuable upon conversion of a
                                                         $2,000,000 principal amount secured convertible term note,
                                                         5,000,000 shares which represent our good faith estimate of additional shares that may be issuable as a result of
                                                         adjustment of the fixed conversion price for subsequent
                                                         lower priced issuances, as contemplated by certain
                                                         provisions of the secured convertible term note, and
                                                         6,000,000 shares issuable upon exercise of a common stock
                                                         purchase warrant held by the selling stockholder.

Common stock to be outstanding after the offering......  Up to 119,374,787 shares.
Use of proceeds........................................  We will not receive any proceeds from the sale of the common stock hereunder. We will receive proceeds from exercise of the outstanding warrant for cash. See "Use of Proceeds" for a complete description.

OTCBB Symbol...........................................  SIDY.OB

                                  RISK FACTORS

      Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS

OUR FINANCIAL STATUS CREATES DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS, AND, IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

      For the six months ended June 30, 2005 we incurred a net loss of $591,996 compared to a net loss of $313,343 for the six months ended June 30, 2004. For the fiscal years ended December 31, 2004 and December 31, 2003, we incurred net losses of $481,178 and $282,167, respectively. At June 30, 2005, we had a working capital deficiency of $2,777,796 and an accumulated deficit of $20,203,434. We have generated significant losses and are unable to predict profitability for the future. Because of these conditions, our independent registered public accounting firm in its audit report dated March 4, 2005 indicated that our financial statements have been prepared assuming that we will be continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain adequate financing. We plan to address the going concern by replacing debt with equity and continuing to grow our business through sales and through acquisitions. Our revenue and cash flow are subject to many uncertainties and cannot be assured. While we believe that our current cash flows are sufficient to pay the current expenses that we incur, we are unable to pay past accrued expenses and convertible notes from current cash flows. Our management anticipates that we will require $250,000 in additional financing to continue operations over the next twelve months. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. If adequate financing is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment.

OUR COMPANY AND/OR OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER MAY BE SUBJECT TO FINES, SANCTIONS AND/OR PENALTIES OF AN INDETERMINABLE NATURE AS A RESULT OF VIOLATIONS OF THE SARBANES-OXLEY ACT OF 2002 AND SECTION 13(K) OF THE SECURITIES EXCHANGE ACT OF 1934 IN CONNECTION WITH INDIRECT LOANS TO THE PRESIDENT AND CHIEF EXECUTIVE OFFICER.

      At June 30, 2005, we had a loan receivable of $37,994 owed to us indirectly by Paul Burgess, one of our directors and our current President and Chief Executive Officer, and Alan Bashforth, our former Chairman of the Board, former Secretary, former President, former Chief Executive Officer, and former acting Chief Financial Officer. In April 2004, Mr. Burgess and Mr. Bashforth formed an entity named Stategic Telcom Financing to provide equipment lease financing to certain of our customers who are unable to obtain financing with an outside leasing company. The terms of sales to Strategic Telecom Financing are the same terms received for those customers who can obtain third party financing for our products. For the six months ended June 30, 2005, we recorded revenue from sales to Strategic Telecom Financing totaling $124,234. However, as of June 30, 2005, there was a balance of $37,994 owed to us from Strategic Telecom Financing related to these sales. The Sarbanes-Oxley Act of 2002 and Section 13(k) of the Securities Exchange Act of 1934 make it unlawful for any issuer, directly or indirectly, to extend or maintain credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer. The $37,994 balance owed to us by Strategic Telecom Financing at June 30, 2005 constitutes credit that was extended, indirectly, to Mr. Burgess and Mr. Bashforth, in violation of the Sarbanes-Oxley Act of 2002 and Section 13(k) of the Securities Exchange Act of 1934. Since this transaction was completed, we adopted a policy requiring all transactions with Strategic Telecom Financing to be fully paid in advance of equipment being shipped. Although as of the date of this prospectus Strategic Telcom Financing has repaid the loan and we have adopted a policy to prevent the extension of credit to Strategic Telecom Financing, our company, Mr. Burgess and/or Mr. Bashforth, may be subject to fines, sanctions and/or penalties. At this time, we are unable to determine the amount of such fines, sanctions and/or penalties that may be incurred.

SMEI DEPENDS ON GOVERNMENT CONTRACTS FOR MOST OF ITS REVENUES. THE LOSS OF GOVERNMENT CONTRACTS OR A DECLINE IN FUNDING OF EXISTING OR FUTURE GOVERNMENT CONTRACTS COULD ADVERSELY AFFECT OUR REVENUES AND CASH FLOWS.

      Virtually all of SMEI's revenue is from the sale of services and products to the U.S. government. See the "Business Description" section of this prospectus beginning on page 10. During the fiscal year ended December 31, 2004, $3,600,000 of SMEI's revenue, or approximately 97% of SMEI's total revenue for this period, was from contracts with the U.S. government. SMEI's U.S. government contracts are only funded on an annual basis, and the U.S. government may cancel these contracts at any time without penalty or may change its requirements, programs or contract budget or decline to exercise option periods, any of which could reduce our revenues and cash flows.

IF SMEI IS NOT ABLE TO RETAIN ITS CONTRACTS WITH THE U.S. GOVERNMENT IN THE COMPETITIVE REBIDDING PROCESS, OUR REVENUES MAY SUFFER.

      Upon expiration of a U.S. government contract, if the government customer requires further services of the type provided in the contract, there is frequently a competitive rebidding process. We cannot guarantee that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract. Further, all U.S. government contracts are subject to protest by competitors. The termination of several of our contracts or nonrenewal of several of our contracts could result in significant revenue reductions.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY, WHICH COULD RESULT IN ADDITIONAL LOSSES.

      Our products are sold in several different markets, and our competition varies greatly by product line. We compete directly against several other suppliers of inmate call processing systems. Some of these competitors' systems have features, which our inmate call processing system does not have. These include advanced technical features such as speaker identification or "voice print" technology to use an inmate's voice to uniquely identify them instead of having them enter a touch-tone Personal Identification Number (PIN). We are currently evaluating several technology partners to integrate this technology into our inmate call processing system. In addition our inmate call processing systems do not currently work with coin-operated public phones which are found on a limited basis at our customer locations.

      We do not compete with any other company in the video over Frame Relay market. Traditionally, video conferencing has been done using ISDN or leased line connections. Frame Relay has been in existence for several years, and is now the most widely deployed data transmission means in the world. The significance of our technology is the new and innovative ability to take standard videoconferencing, "packetize it" and route it over a Frame Relay network. To date, we are not aware of any other video over frame relay products, which perform this function.

      Our Internet products compete in a marketplace that is populated by larger companies who have significantly more resources for development, marketing and deployment. We may not be able to compete successfully against current or future competitors, and competitive pressures could significantly harm us, resulting in more significant financial losses.

SCIENCE DYNAMICS CORPORATION DEPENDS ON A LIMITED NUMBER OF SUPPLIERS FOR CERTAIN PARTS, THE LOSS OF WHICH COULD RESULT IN PRODUCTION DELAYS AND ADDITIONAL EXPENSES.

      Although most of the parts used in our products are available from a number of different suppliers on an off-the-shelf basis, certain parts are available from only one supplier, specifically, certain circuit boards from Natural Micro Systems. Our technology is readily adaptable to other suppliers; however, it would require two to four months of development work that could delay other engineering initiatives. We do not anticipate any issues with our current suppliers. We are in the process of evaluating other vendors for these key components to help mitigate this risk. The substitute part may require a hardware or software change in the unit in order to provide satisfactory performance, adding costs and delays.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUE AND IF WE ARE UNABLE TO MAINTAIN OUR CURRENT CUSTOMER BASE OR ATTRACT A NEW CUSTOMER BASE WE WILL BE REQUIRED TO CURTAIL OR CEASE OPERATIONS.

      A small number of customers account for a significant portion of our revenue. If we lose existing customers and do not replace them with new customers, our revenue will decrease and may not be sufficient to cover our costs. During 2004, two customers, T-Netix and Evercom, accounted for more than 41% of total sales. During 2003, no customer accounted for more than 10% of total sales. The loss of such major customers could severely impact our operations. Although we actively seek new customers, if we are unable to attract and maintain a new customer base, we will be required to continue to curtail or cease operations.

CHANGES IN GOVERNMENT TELECOMMUNICATIONS REGULATIONS COULD REDUCE DEMAND FOR OUR PRODUCTS, RESULTING IN REDUCED REVENUES.

      For our Integrator product lines, our customers are subject to varying degrees of domestic and foreign, federal, state, and local regulation. Regulatory actions have affected, and are likely to continue to affect, both our customers and us. Regulatory actions may cause changes in the manner in which our customers or we conduct business. The products that we develop must comply with standards established by the Federal Communications Commission and other international standards bodies. A change in these standards requiring a modification of our products could result in additional unanticipated expenses and a delay in the delivery of our products.

IF OUR PRODUCTS AND SERVICES FAIL TO PERFORM OR PERFORM IMPROPERLY, REVENUES AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED AND WE COULD BE SUBJECT TO LEGAL ACTION TO RECOVER LOSSES INCURRED BY OUR CUSTOMERS.

      Products as complex as ours may contain undetected errors or "bugs", which result in product failures or security breaches or otherwise fail to perform in accordance with customer expectations. Any failure of our systems could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we maintain general liability insurance, including coverage for errors and omissions, there can be no assurance that our existing coverage will continue to be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The occurrence of errors could result in loss of data to us or our customers which could cause a loss of revenue, failure to achieve acceptance, diversion of development resources, injury to our reputation, or damages to our efforts to build brand awareness, any of which could have a material adverse affect on our market share, revenues and, in turn, our operating results.

CHANGES IN TECHNOLOGY AND OUR ABILITY TO ENHANCE OUR EXISTING PRODUCTS, INCLUDING RESEARCH AND DEVELOPMENT, WILL REQUIRE TECHNICAL AND FINANCIAL RESOURCES, THE UNAVAILABILITY OF WHICH COULD HINDER SALES OF OUR PRODUCTS AND RESULT IN DECREASED REVENUES.

      The markets for our products, especially the telecommunications industry, change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards, among other factors. To be competitive, we must develop and introduce product enhancements and new products, which increase our customers' and our ability to increase market share in the corrections industry. New products and new technology often render existing information services or technology infrastructure obsolete, excessively costly, or otherwise unmarketable. As a result, our success depends on our ability to timely innovate and integrate new technologies into our current products and services and to develop new products. In addition, as the telecommunications networks are modernized and evolve from analog-based to digital-based systems, certain features offered by us may diminish in value. Moreover, regulatory actions affecting the telecommunications industry may require significant upgrades to our current technology or may render our service offerings obsolete or commercially unattractive. We cannot guarantee that we will have sufficient technical, managerial or financial resources to develop or acquire new technology or to introduce new services or products that would meet our customers needs in a timely manner.

RISKS RELATING TO OUR FINANCING ARRANGEMENT

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTE, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTE, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF ALL OR SUBSTANTIALLY ALL OF OUR ASSETS.

      On February 14, 2005, we sold a $2,000,000 principal amount secured convertible term note and a warrant to purchase 6,000,000 shares of our common stock to Laurus Master Fund, Ltd. The secured convertible term note has a term of three years and is due and payable, with annual interest at a rate equal to the prime rate plus 3%, but has a floor not less than 8%, unless sooner converted into shares of our common stock. Our obligations under the secured convertible term note and warrants are secured by a lien against all of our assets and also by a pledge of the stock the we own in our subsidiaries. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related secured convertible term note, and the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the secured convertible term note if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible term note, together with accrued interest, will be converted into shares of our common stock, in accordance with its terms. However, if we are required to repay the secured convertible term note, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured convertible term note when required, the note holder could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE TERM NOTE AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE, AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of September 2, 2005, we had 88,374,787 shares of common stock issued and outstanding and secured convertible term notes outstanding that may be converted into an estimated 20,000,000 shares of common stock and outstanding warrants to purchase 6,000,000 shares of our common stock. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE TERM NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible term note and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its secured convertible term note and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling stockholder could sell more than this limit while never holding more than the 4.99% limit. This may cause immediate and substantial dilution to our existing stockholders.

RISKS RELATED TO OUR COMMON STOCK

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

      The public market for our common stock has historically been very volatile. Over the past two fiscal years and the interim quarterly periods, the market price for our common stock has ranged from $0.03 to $0.27 (See "Market for Common Equity and Related Stockholder Matters" beginning on page 9 of this prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is quoted on the OTC Bulletin Board. As of September 2, 2005, the average daily trading volume of our common stock over the past three months was approximately 12,890 shares. The closing sales price for our common stock on September 2, 2005, was $0.07 per share. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

FUTURE SALES UNDER RULE 144 MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF EQUITY SECURITIES WHEN NEEDED TO FINANCE OUR CONTINUING OPERATIONS.

      As of September 2, 2005, we had 88,374,787 shares of our common stock issued and outstanding of which we believe 23,419,000 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of these shares of common stock may adversely affect prevailing market prices of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

      Information in this prospectus contains forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

      On February 14, 2005, we sold a $2,000,000 principal amount secured convertible term note and a warrant to purchase 6,000,000 shares of our common stock to Laurus Master Fund, Ltd. for gross proceeds of $2,000,000. We applied $1,655,325 of the proceeds as partial payment of the 85% equity interest that we acquired in Systems Management Engineering, Inc. on February 14, 2005. We are required to use the remaining proceeds only to acquire the remaining 15% interest in Systems Management Engineering, Inc. and for general working capital purposes. This prospectus relates to shares of our common stock that may be offered and sold from time to time by Laurus Master Fund, Ltd. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to Laurus Master Fund, Ltd. upon exercise of outstanding warrants for cash. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

                               SELLING STOCKHOLDER

      The following table sets forth the common stock ownership of the selling stockholder as of September 2, 2005, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholder. The selling stockholder acquired its securities pursuant to a Securities Purchase Agreement dated February 14, 2005, pursuant to which it purchased a $2,000,000 principal amount secured convertible term note and a warrant to purchase 6,000,000 shares of our common stock. A description of the material terms of this transaction is included beginning on page 31 of this prospectus. The selling stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, except as a lender and financing source for our continued operations.

                                                                                                Shares Beneficially Owned
                                            Number of Shares                                      After the Offering (2)
                                          Beneficially Owned        Number of Shares Offered    -------------------------
          Name                         Prior to the Offering (1)   Pursuant to this Prospectus     Number       Percent
----------------------------           -------------------------   ---------------------------     ------       -------
Laurus Master Fund, Ltd. (3)               4,650,000 (4)                31,000,000 (4)                  0             *
-------------------------------------------------------------------------------------------------------------------------
TOTAL SHARES OFFERED                                                    31,000,000
                                                                        ==========

*     Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 2, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the secured convertible term note and common stock purchase warrants will be issued.
(3) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by Laurus Master Fund, Ltd. David Grin and Eugene Grin are the control persons of Laurus Capital Management, L.L.C. and have voting control and investment control over the securities held by Laurus Master Fund, ltd. The shares of common stock that are being offered include: (a) 20,000,000 shares issuable upon conversion of a $2,000,000 principal amount secured convertible term note with a fixed conversion price of $0.10; (b) 5,000,000 shares representing our good faith estimate of additional shares that may be issuable as a result of adjustment of the fixed conversion price for subsequent lower priced issuances as contemplated by certain provisions of the secured convertible term note; and (c) 6,000,000 shares issuable upon exercise of a common stock purchase warrant.
(4) Includes shares issuable upon conversion of the $2,000,000 principal amount secured convertible term note up to 4.99% of our outstanding common stock, which is the maximum permitted ownership of Laurus Master Fund, Ltd. unless (a) an event of default has occurred and is continuing, or (b) it provides Science Dynamics Corporation 75 days prior notice.

                              PLAN OF DISTRIBUTION

      The selling stockholder and any of its respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholder may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

      The selling stockholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be an "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such Acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

      The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholder may pledge shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event the selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock is currently quoted on the OTC Bulletin Board under the symbol "SIDY." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                             Fiscal 2005                Fiscal 2004            Fiscal 2003
                                         ---------------------------------------------------------------------
Calendar Quarter                         High          Low           High        Low         High        Low
--------------------------------------------------------------------------------------------------------------
First Quarter                            $0.16         $0.05         $0.25       $0.08       $0.11       $0.03
Second Quarter                           $0.15         $0.08         $0.27       $0.09       $0.11       $0.05
Third Quarter                            --            --            $0.13       $0.05       $0.09       $0.05
Fourth Quarter                           --            --            $0.09       $0.05       $0.13       $0.05

      The market price of our common stock, like that of other technology companies, is highly volatile and is subject to fluctuations in response to variations in operating results, announcements of technological innovations or new products, or other events or factors. Our stock price may also be affected by broader market trends unrelated to our performance.

Holders

      As of September 2, 2005, we had 88,374,787 outstanding shares of common stock held by approximately 264 stockholders of record. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.

Dividends

      We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

-----------------------------------------------------------------------------------------------------------------
Plan category                        Number of securities     Weighted average        Number of securities
                                     to be issued upon        exercise price of       remaining available for
                                     exercise of              outstanding options,    future issuance under
                                     outstanding options,     warrants and rights     equity compensation plans
                                     warrants and rights                              (excluding securities
                                                                                      reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                             (a)                      (b)                         (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by security holders                          535,000                  $0.12                   18,260,000
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                   -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total                                        535,000                  $0.12                   18,260,000
-----------------------------------------------------------------------------------------------------------------

                              BUSINESS DESCRIPTION

Organization

      Science Dynamics Corporation was incorporated in the State of Delaware in May 1973 and began operations in July 1977. We have been developing and delivering technologically advanced telecommunication solutions for over twenty-five years.

      On February 14, 2005, we completed the acquisition of 4,177,500 shares of the outstanding common stock of Systems Management Engineering, Inc. ("SMEI"), which shares constitute approximately 85% of the issued and outstanding shares of capital stock of SMEI on a fully diluted basis. In consideration for the SMEI shares, we: (1) paid $1,547,825 cash to the SMEI shareholders; (2) issued 15,478,251 shares of common stock to the SMEI shareholders; and (3) issued 1,075,000 shares of common stock for financial advisory services and legal fees of SMEI. We also agreed to pay the SMEI shareholders up to an additional $1,547,825 cash upon certain financial goals begin met, as described below.

      Upon SMEI reaching the following goals for the 12 month period ending December 31, 2005, where "EBITDA" represents earnings before interest, tax, depreciation and amortization, and before any marketing and/or selling expenses:

      o If SMEI's EBITDA is less than $500,000, then we are not obligated to pay any additional consideration to the SMEI shareholders;
      o If SMEI's EBITDA is equal to or greater than $500,000 and less than $750,000, we must pay the SMEI shareholders additional consideration equal to $193,478.13;
      o If SMEI's EBITDA is equal to or greater than $750,000 and less than $1,000,000, we must pay the SMEI shareholders additional consideration equal to $386,956.25;
      o If SMEI's EBITDA is equal to or greater than $1,000,000 and less than $1,250,000, we must pay the SMEI shareholders additional consideration equal to $580,434.38;

      o If SMEI's EBITDA is equal to or greater than $1,250,000 and less than $1,500,000, we must pay the SMEI shareholders additional consideration equal to $773,912.50; and
      o If SMEI's EBITDA is equal to or greater than $1,500,000, we must pay the SMEI shareholders additional consideration equal to $1,547,825.

      The additional consideration, if any, must be paid to the SMEI shareholders in cash no later than 15 business days after April 15, 2006. In the event that any required additional consideration is not paid within 15 business days after April 15, 2006, the SMEI shareholders may deliver written notice of such fact to us and we will have 10 calendar days from the date that we receive such notice to cure the nonpayment. If we do not cure nonpayment of any required additional consideration, then: (1) we must immediately issue to the SMEI shareholders such number of shares of our common stock equal to the additional consideration divided by 85% of the average daily weighted volume price of our common stock for the 15 trading days prior to April 15, 2006; and (2) the SMEI shareholders will have the right to appoint one natural person to our board of directors for a period of one year.

About SMEI

      SMEI was incorporated on March 11, 1997 under the laws of the Commonwealth of Virginia. SMEI was originally founded to provide the federal government with engineering services coupled with advanced technology solutions. SMEI has developed advanced data management applications, Internet server technology and information systems that it markets to both public and private sectors. SMEI's technology helps its customers reduce development time for projects, manage the deployment of applications across the Internet to desktops around the world and implement military grade security on all systems where the applications are deployed. SMEI has two divisions, a consulting services division and the Aquifer Software division.

Consulting Services Division

      SMEI provides the federal government and private industry with engineering services coupled with innovative information technology solutions. SMEI is committed to addressing the growing public and private sector demand for integrated, secure, enterprise class e-business solutions built on industry standards.

      SMEI has designed, developed and implemented advanced business management applications, integration technologies and enterprise geospatial systems. SMEI currently supports several operational systems in all of these categories for major organizations and defense commands using web-based technologies and the consolidation of custom and commercial off-the-shelf software to unite dissimilar applications into integrated systems.

GIS Service Capabilities

      SMEI specializes in the design and implementation of Enterprise Geographic Information Systems ("GIS"), enabling the vision of public and private sector clients for cross-organization data sharing. They are experts in the development of Web services applications and secure geospatial solutions. SMEI architected the Naval GeoReadiness Repository in support of Base Development, Base Realignment and Closure (BRAC), the Installation Visualization Tool (IVT) program, force protection, anti-terrorism and homeland defense. Administered by Naval Facilities Engineering Command Headquarters (NAVFACHQ), the GeoReadiness Repository provides installation geospatial data and imagery storage, integration of Navy real property data, the automation of data submission, standards compliance checking and conversion. Web services provide visualization, cross-services data sharing, and an advanced security model for accessing the GIS data. SMEI performs spatial analysis and risk assessment modeling for the military medical application. SMEI also developed GIS-R, an Army GIS repository to provide a visual method for users to access information from a comprehensive set of government, commercial, and installation data sources in an expandable, user-friendly decision support application.

      Implementation planning is critical to the success of Enterprise GIS initiatives. Cross-organizational data sharing and public visualization of corporate information through the Internet requires the understanding of data needs across functional areas, as well as the backbone technology to support an Enterprise approach. The SMEI team includes key in-house experts in GIS supporting technologies such as ESRI's ArcSDE, Oracle Spatial, UNIX and Windows to ensure a stable architecture and operating environment for enterprise applications. As current customers of this service, the Naval Information Technology Center (NITC) receives architectural and database support, systems integration analysis, and technical support from SMEI.

Technical and Management Consulting Services

      SMEI provides network engineering, architectural guidance, database management, expert programming and functional area expert analysis to its Department of Defense clients. SMEI provides strategic consulting to support business requirements, change management, and financial analysis and metrics for several major federal customers.

      In addition, SMEI provides management, analytical, and technical consulting to support legacy application modernization and systems reduction goals under several major contracts including the Department of Navy's Navy Marine Corps Intranet (NMCI).

Aquifer Software Division

      SMEI develops and markets the Aquifer(TM) Application Services Platform, a proprietary software product for application developers. Aquifer helps developers build a new class of software called rich Internet applications. These applications are secure custom or commercial desktop and mobile Windows Forms applications that use the traditional client/server model while exploiting Web Services-based communications over the Internet.

      Aquifer is a .NET application platform built on a service-oriented architecture that delivers scalable and secure Web applications to Windows desktop and Windows CE platforms. Aquifer helps SMEI reduce development time and manage the deployment of applications across the Internet to desktops around the world while implementing Department of Defense ("DOD") certified and accredited security on all deployed systems. Aquifer addresses the needs of development organizations to more rapidly develop custom Windows Forms applications and lower the costs to secure, deploy and maintain them. Aquifer helps organizations solve the following problems:

      o     Reduction in application development time, cost and risk;
      o     Reduction of desktop and PDA application deployment time and cost;
      o     Increased richness of user experience;
      o Elimination of security concerns inherent with Web browser vulnerabilities;
      o     Decreased server software and hardware costs; and
      o     Optimization of network resources for best performance.

      SMEI markets Aquifer as both a productivity tool and a secure application platform. Whether modernizing legacy applications or building new service-oriented, Web based systems, Aquifer is designed to shorten the time it takes to develop and deliver custom solutions in Microsoft .NET environments. Aquifer provides many common service components including:

      o     Data Access;
      o     Role-based User Profiles;
      o     Flexible Security Model including strong encryption;
      o     Configuration Management;
      o     Event Management;
      o     Integration Gateways; and
      o     Secure Client.

      In its current version 5.4, the Aquifer Application Services Platform can support between 500 and 1,000 concurrent active desktops against a single server processor.

Sales and Marketing

      SMEI markets its Aquifer Application Services Platform to mid to large-sized commercial accounts, federal government agencies, systems integrators and independent software vendors that are building Windows rich Internet applications. Aquifer's products, training and services are focused on the .NET Windows Forms application development market where enterprise IT organizations and systems integrators are tasked with building and managing applications that run on the Internet using the .NET Framework.

      SMEI employs the following tactics to sell the Aquifer Application Services Platform:

      Direct Sales to Enterprise IT Organizations and Systems Integrators - A direct sales force performs this activity. This segment includes all new federal, systems integrator and commercial accounts. SMEI believes that reference-ability is a key post-sale objective.

      Targeted Marketing - With the help of extensive lead generation, public relations and targeting marketing communication materials, SMEI hopes to establish itself as a leader in the rich Internet application development and management market with an emphasis on security over both wired and wireless communications. The tactics include marketing materials directed at DOD agencies, the financial services and health care markets and other markets where strong security is a common requirement. Print media, direct mail, trade shows/conferences and live Web casts are the main components of lead generation for SMEI.

      Strategic Alliances - SMEI plans to continue to form strategic alliances with federal and commercial systems integrators and Web services performance management vendors to sell SMEI's products as value-added resellers and to enhance Aquifer's capabilities by integrating with other vendor's performance monitoring capabilities. SMEI believes that engaging marketing an delivery channels that are not currently available to the company will broaden market reach, increase delivery bandwidth in some instances, and yield a greater return on sales and marketing expenditure.

      Important partnerships SMEI has developed recently include:

            o Microsoft. SMEI is a Microsoft Certified Partner. Recently, Aquifer's security model and its presence on the Navy Marine Corps Intranet (NMCI) network have attracted interest from Microsoft Federal and from Microsoft Business Development in Redmond. SMEI is currently working with Redmond to develop a NMCI formal Microsoft/SMEI case study describing the benefits of .NET and Aquifer.

            o AmberPoint. AmberPoint is a Silicon Valley-based software company that builds and markets management solutions for Web services. SMEI and AmberPoint co-market products to federal governmental agencies. SMEI plans to integrate Aquifer and AmberPoint to help developers more easily and accurately monitor the .NET applications they build.

      SMEI's goal is to turn every Aquifer customer into a reference account. SMEI believes that first hand testimonials describing the productivity gains with Aquifer are of great value and can significantly enhance sales and marketing efforts

Business of Science Dynamics Corporation

      We continue to supply call control technology to service providers offering Collect-Only calling to inmates of correctional institutions. We have been a primary supplier to a major Local Exchange Carrier (LEC) and, in recent years, have expanded our customer base to include the newly emerging cadre of unregulated companies offering the same service in today's more highly competitive telecom environment. Our Commander product line is a versatile and feature rich platform, prepared to handle the increasing demand for investigative tools and security.

Business Development

      We believes our future success is dependent on expanding our existing product line to encompass a more diverse customer base. Management believes this will enable us to reduce our exposure to the risk of declines in telecommunications sales while capitalizing on potential gains in our other business sectors. As we expand product offerings into other sectors, we plan to move from primarily offering products to offering a mix of products and services to generate consistent recurring revenue streams. Some of the key areas we intend to focus on expanding are:

      1. OEM Licensing - This would include licensing existing technology we have developed to other equipment manufacturers either to incorporate into their existing product offering or for resale.
      2. Voice and Data Security Products - Our existing products provide feature rich call control technology that can be expanded to serve additional markets.

      The first step in realizing our business development strategy requires enhancing existing products to address the needs of other markets. We continue to supply call control technology to service providers offering Collect-Only calling to inmates of correctional institutions. We plan to expand on our existing Commander product line by licensing it to other vendors and also by modifying the product to meet the needs of other markets.

Our Products

      With the acquisition of SMEI, we currently offer products based on our BubbleLink technology and on SMEI's Aquifer technology. These products are marketed to the government and private industries.

Commander Call Control System

      The Commander call control system is built on our BubbleLink software architecture. This open source platform is a combination of integrated computer telephony hardware and software. The Commander call control system is capable of handling thousands of call transactions per hour and provides correctional facility officials with effective tools to manage and control inmate telephone calls using the Commander system software.

      The Commander I models are designed for the small to midsize municipal and county correctional facilities requiring control for up to 40 inmate telephone lines. The Commander I base system provides telephone control for 4 lines and can be expanded in 4 line increments.

      Commander call control systems are supported by an integrated array of administrative and investigative programs that provide a management solution suite. All programs interact in real-time with Commander calls and databases via an Ethernet Local Area Network (LAN) or a Wide Area Network (WAN).

      Commander provides technologically advanced call control and management tools targeted at investigation and law enforcement in the inmate telephone control industry. Commander includes live monitoring, debit and recording features. The Commander system can be structured to use pre-paid debit cards that support specialized tariffs and call timing. With pre-paid debit cards, Commander provides complete control and security.

      The existing Commander system is ported to support multiple vendors' equipment, which makes the product more flexible in its operation and also pricing. We are developing Commander's investigative software to provide a single repository for storing call records, recordings and other documents related to a specific case or investigation.

MinuteMan

      The MinuteMan product, which is also built on our BubbleLink technology, is a complete turnkey system. MinuteMan provides PSTN interface, card databases, IVR and SMDR collection. The MinuteMan is designed for smaller pre-paid card vendors that want to break free from the resale only mode of the card business.

Aquifer

      Aquifer is a software architecture that provides users the ability to develop and manage applications in a secure distributed computing environment. Aquifer has been used in developing several applications within the Department of Defense. Aquifer's security system is certified by the Department of Defense.

      We plan to combine Aquifer's secure development platform with the transaction processing capabilities of BubbleLink. We believe the products' synergies will provide an end to end solution for secure communications.

Product Development

      We continue to refine our core BubbleLink software technology. The BubbleLink software provides a hosting platform for telephony transactions and processes. The BubbleLink technology supports our existing Commander family of inmate products and the MinuteMan pre-paid card system. Management believes the addition of Aquifer to our product offerings gives us greater flexibility with product design and will help keep our business competitive.

Government Contracts

      Virtually all of our SMEI's revenues are dependent upon continued funding of the United States government agencies that we serve. SMEI's revenues from U.S. government customers represented approximately 97% of our total revenues for the quarter ended March 31, 2005 and 97% for the year ended December 31, 2004. Any significant reductions in the funding of United States government agencies or in the funding of specific programs served by or targeted by our business could materially and adversely affect our operating results.

      U.S. government contracts are subject to termination for convenience by the government, as well as termination, reduction or modification in the event of budgetary constraints or any change in the government's requirements. In addition, U.S. government contracts are conditioned upon the continuing availability of congressional appropriations. Congress usually appropriates funds on a fiscal year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded and additional funds are normally committed to the contract by the procuring agency as Congress makes appropriations for future fiscal years. Any failure of such agencies to continue to fund such contracts or failure by Congress to make sufficient appropriations to the relevant agencies could have a material adverse effect on our operating results.

Sales and Marketing

Science Dynamics Corporation

      We employ a direct sales team to market our products to IT organizations, systems integrators and IP carriers. Our direct sales team primarily focuses on independent regional carriers.

SMEI

      SMEI markets its Aquifer Application Services Platform to mid to large-sized commercial accounts, federal government agencies, systems integrators and independent software vendors that are building Windows rich Internet applications. Aquifer's products, training and services are focused on the .NET Windows Forms application development market where enterprise IT organizations and systems integrators are tasked with building and managing applications that run on the Internet using the .NET Framework.

      SMEI employs the following tactics to sell the Aquifer Application Services Platform:

      Direct Sales to Enterprise IT Organizations and Systems Integrators - A direct sales force performs this activity. This segment includes all new federal, systems integrator and commercial accounts. SMEI believes that reference-ability is a key post-sale objective.

      Targeted Marketing - With the help of extensive lead generation, public relations and targeting marketing communication materials, SMEI hopes to establish itself as a leader in the rich Internet application development and management market with an emphasis on security over both wired and wireless communications. The tactics include marketing materials directed at DOD agencies, the financial services and health care markets and other markets where strong security is a common requirement. Print media, direct mail, trade shows/conferences and live Web casts are the main components of lead generation for SMEI.

      Strategic Alliances - SMEI plans to continue to form strategic alliances with federal and commercial systems integrators and Web services performance management vendors to sell SMEI's products as value-added resellers and to enhance Aquifer's capabilities by integrating with other vendor's performance monitoring capabilities. SMEI believes that engaging marketing an delivery channels that are not currently available to the company will broaden market reach, increase delivery bandwidth in some instances, and yield a greater return on sales and marketing expenditure.

      Important partnerships SMEI has developed recently include:

            o Microsoft. SMEI is a Microsoft Certified Partner. Recently, Aquifer's security model and its presence on the Navy Marine Corps Intranet (NMCI) network have attracted interest from Microsoft Federal and from Microsoft Business Development in Redmond. SMEI is currently working with Redmond to develop a NMCI formal Microsoft/SMEI case study describing the benefits of .NET and Aquifer.

            o AmberPoint. AmberPoint is a Silicon Valley-based software company that builds and markets management solutions for Web services. SMEI and AmberPoint co-market products to federal governmental agencies. SMEI plans to integrate Aquifer and AmberPoint to help developers more easily and accurately monitor the .NET applications they build.

      SMEI's goal is to turn every Aquifer customer into a reference account. SMEI believes that first hand testimonials describing the productivity gains with Aquifer are of great value and can significantly enhance sales and marketing efforts

Research and Development

      Our research efforts are focused on adapting new technologies to current and potential products. Efforts in research cover new techniques in software development and component technologies. We are continuously redesigning and updating our existing products to integrate the latest technologies. As we expand our products in existing markets and make initial steps into new markets, increases in research expenditures will become necessary.

Intellectual Property

      In June 1998, we were granted a patent (Patent No. 5,768,355) from the U.S. Patent and Trademark Office on a three-way call detection system.

      On December 21, 2004 the United States Patent and Trademark Office issued trademark serial number 78326540 for the name "Aquifer." SMEI has not yet received the Certificate of Registration.

      No assurance can be given as to the scope of any patent protection. Science Dynamics believes that rapid technological developments in the communications and IT industries may limit the protection afforded by its patents. Since our patents precisely define the parameters of their technology, that information may allow competitors to modify the technology in order to circumvent the original patent. Accordingly, we believes that our success is dependent on its engineering competence, service, and the quality and economic value of products.

Customer Support

Science Dynamics Corporation

      Our technical support staff provides telephone support to customers using a computerized call tracking and problem reporting system. We also provide initial installation and training services for our products. We have instituted an annual maintenance contract which entitles customers to software updates, technical support and technical bulletins.

SMEI

      The SMEI team includes in-house experts in GIS supporting technologies such as ESRI's ArcSDE, Oracle Spatial, UNIX and Windows to ensure a stable architecture and operating environment for enterprise applications. As current customers of this service, the Naval Information Technology Center (NITC) receives architectural and database support, systems integration analysis, and technical support from SMEI.

Competition

Science Dynamics Corporation

      There are six major competitors in the call control platform field. Of these competitors, T-Netis and Evercom both provide call control systems as part of a telecommunications service offering. In addition, both these companies sell directly to the correctional facilities while we only sell to service providers. We compete with these companies primarily by offering service providers customized call control features not available on any other platform. Our technology is primarily deployed in smaller facilities where large competitors do not directly compete. This has created a market to sell to smaller regional service provides where the competition does not require major capital expenditures or large-scale support. The larger facilities which make up the majority of the market share are controlled by the major carriers such as Verizon or by larger competitors such as Evercom and T-Netix. Although the regional carriers only account for a small percentage of the inmate market, the competitive landscape is more favorable to us. Key equipment providers that compete with us in this market are Omni Phone and Radical. Both companies manufacture call control systems for this market. Our key competitive advantage in this market is the features our technology provides and our 3-way call detection.

SMEI

      As a company offering IT services, SMEI's services market is fragmented and highly competitive. SMEI faces competition from companies providing IT outsourcing and business process outsourcing solutions. SMEI also competes with software vendors in the .NET Web Application Services Platform market. Potential competitors of SMEI's Aquifer software include:

      o Kinitos, Inc. delivers an enterprise deployment solution that allows IT to maintain centralized control of existing Windows Forms clients. The Kinitos .NET platform centralizes control of the monitoring, deployment and updating of existing Windows Forms client applications throughout the network. It handles policy based client deployment and rollback, enables real time monitoring and delivers centralized reporting of client applications.

            Kinitos also has a component that provides client-side "plumbing" for creating Windows Forms applications. It handles the communications from client to server, provides online/offline services, reliable messaging, logging and dynamic updating of client applications.

      o ObjectWare, Inc. markets its IdeaBlades technology as an application development platform for the rapid creation of smart client applications. ObjectWare leverages Microsoft .NET technology to streamline development, deployment and maintenance processes while simplifying the supporting hardware and software environments.

      SMEI believes that its Aquifer platform offers more comprehensive features and that on this basis Aquifer has a marketing and performance advantage over competing products. SMEI believes that its Aquifer DOD certified and accredited security technology not only creates an advantage over competitors, but also creates a strong barrier to entry. The following chart demonstrates the competitive features in Aquifer and those features currently available from the above competitors.

-----------------------------------------------------------------------------------------------
Application Service                                     Aquifer     Kinitos     ObjectWare
-----------------------------------------------------------------------------------------------
Configuration Management                                Yes         Yes         Yes
-----------------------------------------------------------------------------------------------
Data Access                                             Yes         No          Yes
-----------------------------------------------------------------------------------------------
DITSCAP Approved Security                               Yes         No          No
-----------------------------------------------------------------------------------------------
Active Directory Support                                Yes         No          No
-----------------------------------------------------------------------------------------------
Event Management                                        Yes         Yes         No
-----------------------------------------------------------------------------------------------
User, Account and Application Management                Yes         No          No
-----------------------------------------------------------------------------------------------
Management Console                                      Yes         No          No
-----------------------------------------------------------------------------------------------
Execute multiple applications per client instance       Yes         Yes         No
-----------------------------------------------------------------------------------------------
Multi-platforms (e.g., Win 32, Win CE)                  Yes         N/A         N/A
-----------------------------------------------------------------------------------------------
Performance Management                                  Partner     No          No
-----------------------------------------------------------------------------------------------

Government Regulation

      The Federal Communications Commission requires that some of our products meet Part 15 and Part 68 of the Code of Federal Regulations. Part 15 (subpart B) deals with the suppression of radio frequency and electro-magnetic radiation to specified levels. Part 68 deals with protection of the telephone network. Other than Federal Communication Commission requirements, our business is not subject to material governmental regulation. Because all of the components used in our equipment are purchased from other suppliers their components have already satisfied FCC requirements. As a result FCC regulation does not impact our product.

Employees

      As of September 1, 2005, Science Dynamics Corporation had ten full time employees and no part time employees. We supplement full-time employees with subcontractors and part-time individuals, consistent with workload requirements. None of our employees are covered by a collective bargaining agreement. We consider relations with our employees to be good.

      As of September 1, 2005, SMEI had 25 full time employees and one part time employee. None of SMEI's employees are covered by a collective bargaining agreement. SMEI considers relations with its employees to be good.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Forward-Looking Statements

      The information in this registration statement contains forward-looking statements. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with the consolidated financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

General Overview

      Science Dynamics Corporation was incorporated in the State of Delaware in May 1973 and commenced operations in July 1977. We have been developing and delivering technologically advanced telecommunication solutions for over twenty-five years.

      Traditionally, we have provided telecom service providers with our transaction based technology systems and, more recently, via our acquisition of Systems Management Engineering, Inc., a Virginia corporation ("SMEI"), in the first quarter of 2005, now provide software solutions to federal, state and local government utilizing a proprietary application development platform called "Aquifer".

Business Overview

      During the first quarter of 2005 we completed the acquisition of approximately 85% of SMEI. SMEI provides proprietary software and technology services to the federal government, primarily the Department of Defense. The acquisition is consistent with management's strategy to diversify our software solutions into a broader market base.

      SMEI's product offering includes Aquifer, a software product that enables both government departments and private businesses to efficiently manage distributed computing applications in a secure environment. The Aquifer product has been certified by the Department of Defense and is already in use at various governmental agencies.

      In addition to the stand-alone sale ability of our product offerings, we have identified potential in combining Aquifer's application management qualities with the IP based transaction processing capabilities of our BubbleLink technology. Management believes this combination would provide a dynamic product offering that can be used to develop vertical applications encompassing a multitude of industries. Our management has begun working with key government clients to explore new applications that can be developed using a combination of the two products.

Results of Operations - Three and Six Months Ended June 30, 2005 Compared to the Three and Six Months Ended June 30, 2004

      Revenues increased by $806,007 to $1,254,994 for the three months ended June 30, 2005 from $448,987 for the three months ended June 30, 2004, an increase of 280%, and by $990,358 to $2,129,564 for the six months ended June 30, 2005 from $1,139,206 for the six months ended June 30, 2004, an increase of 187%. The increase over the periods reflects the inclusion of revenues of SMEI (Software Consulting division) from the date of the acquisition (February 14, 2005). The increases attributable to the SMEI acquisition were $933,227 for the three months ended June 30, 2005 and $1,374,350 for the six months ended June 30, 2005. The increased sales from the SMEI acquisition were offset by a decrease in sales at the Technology division of $127,220 and $383,992 for the three and six months ended June 30, 2005, respectively. The decrease at the Technology division was mainly attributable to the loss of the "Evercom" consulting contract in the fourth quarter of 2004.

      Cost of Sales increased by $522,515 to $629,156 for the three months ended June 30, 2005 from $106,641 in the corresponding three months ended June 30, 2004, and by $729,728 to $974,248 for the six months ended June 30, 2005 from $244,520 for the six months ended June 30, 2004. Accounting for most of the increase, was the Cost of Sales attributable to the SMEI acquisition which was $524,759 and $760,242 for the respective periods. As a percent of revenue, the cost of sales in the software technology division are substantially lower than that of the software consulting division. The software consulting division is labor intensive and is dependent on the utilization levels of billable personnel.

      Research and Development. Research and development expenses consist primarily of salaries and related personnel costs, consulting fees associated with product development. Research and development expenses increased by $18,901 from $81,918 for the three months ended June 30, 2004 to $100,819 for the three months ended June 30, 2005, an increase of 23%. Research and development expenses increased by $42,543 from $153,423 for the six months ended June 30, 2004 to $195,966 for the six months ended June 30, 2005, an increase of 28%. The increase was attributable to the hiring of additional engineering staff. Management believes that continual enhancements of our products will be required to enable us to maintain our competitive position. We will have to focus our principal future product development and resources on developing new, innovative, technical products and updating existing products.

      Selling, General and Administrative. Selling, General and administrative expenses consist primarily of expenses for management, finance and administrative personnel, legal, accounting, consulting fees, sales commissions and marketing, and facilities costs. These expenses increased by $394,311 from $302,996 for the three months ended June 30, 2004 to $697,307 for the three months ended June 30, 2005, and by $681,920 from $601,260 for the six months ended June 30, 2004 to $1,283,180 for the six months ended June 30, 2005. Included in the increases were $475,895 and $721,304 attributable to the SMEI acquisition for the three and six months ended June 30, 2005. The increases in expenses attributable to SMEI were offset by expense decreases at the Technology division of $81,585 and $39,304 for the three and six months ended June 30, 2005, respectively.

      Interest Expense increased to $204,609 for the three months ended June 30, 2005 compared to $41,454 for the three months ended June 30, 2004 and increased to $281,883 for the six months ended June 30, 2005 compare to $75,407 for the six months ended June 30, 2004. Interest consists of interest paid and accrued on outstanding convertible notes, notes payable, interest due on loans from stockholders and interest accrued of $22,667 on the convertible note due to the delay in filing a registration statement.

      Finance Expense. There was no finance expense recorded in the six months ended June 30, 2005 which compared to $22,478 of amortized financing costs for the six month's in the prior period ended June 30, 2004

Results of Operations - Year Ended December 31, 2004 Compared to the Year Ended December 21, 2003

      The following table sets forth income and certain expense items as a percentage of total revenue and the change in dollar amounts of such items compared to the previous fiscal year:

                                  For the Years Ending December 31,
                                              2004             2003
                                              ----             ----

            Sales                      $ 1,609,717        1,490,834

            Net Loss                   $  (481,178)     $  (282,167)

            Net Loss Per Share               (0.01)           (0.00)

                                                    OPERATING EXPENSES      PERCENT OF SALES
                                                    ------------------      ----------------
                                                   2004           2003       2004       2003
                                                   ----           ----       ----       ----
      Cost of Goods Sold                     $  344,951     $  423,985      21.4%      28.4%

      Research & Development                    304,160        382,764      18.9%      25.7%

      Selling, General & Admin                1,503,422      1,402,750      93.4%      94.1%

      Total Operating Costs and Expenses     $2,152,533     $2,209,499     133.7%     148.2%

      Sales for the fiscal year ended December 31, 2004 were $1,609,717 compared to $1,490,834 in the 2003 fiscal year. Revenues in 2004 and 2003 for software technology sales were predominantly derived from the Commander Product Lines, 30% was from consulting services, as well as revenue generated from the maintenance and support of those products. The increase can be attributed to an increase in consulting services.

      Cost of Goods Sold for the fiscal year ended December 31, 2004 decreased to $344,951 from $423,985 in the year ended December 31, 2004. The decrease in cost of sales is due to our continual efforts to sell larger systems which have higher product margins and as a result a decreasing contribution margin. In addition the decrease can also be attributed to the increase in consulting services in 2004.

      Research and Development Expenses decreased to $304,160 in the year ended December 31, 2004, from $382,764 in the year ended December 31, 2003, a decrease of $78,604. The decrease in research and development expenses during the year ended December 31, 2004 was due to the limited resources available for product development. Management believes that continual enhancement of our products is necessary to enable us to maintain our competitive position. We will have to focus our principal future product development and resources on developing new, innovative, technical products and updating existing products in the communications arena which will enable us to explore other established markets that are considered "safe" from the telecom disruption currently facing the industry.

      Selling, General and Administration Expenses increased to $1,503,422 in the year ended December 31, 2004 compared to $1,402,750 in the year ended December 31, 2003. Selling, General and administration expenses consist of salaries, consulting fees, depreciation and overhead expenses. The increase can be primarily attributed to additional professional costs.

      Interest Expense for the year ended December 31, 2004 includes interest accrued on our convertible notes, interest paid on a short-term note from a stockholder and other short-term borrowing. Interest expense for the year ended December 31, 2004 was $283,740 compared to $199,713 for the year ended December 31, 2003. The increase in interest expenses was due to an increase in short borrowing, and an increase in our revolving credit line.

      Finance Expense in the twelve months ended December 31, 2004 was $66,847, compared to $125,942 for the twelve months ended December 31, 2003. The decrease is attributed to the amortization of the financing expenses on notes issued to Laurus Master Fund, Ltd.

Liquidity and Capital Resources

      Cash and cash equivalents decreased to $12,391 from $192,681 at December 31, 2004. Net cash provided by operating activities was $7,095 for the six months ended June 30, 2005 compared to net cash used for operating activities of $37,456 in the corresponding six months ended June 30, 2004. This consisted of a net loss of $591,996 favorably offset by non-cash (depreciation) expense of $60,977, a decrease in our accounts receivable of $84,195, a decrease in inventory of $24,000, an increase of $448,438 in accounts payable.

      Net cash used in investing activities was $1,658,041 for the six months ended June30, 2005. This consisted primarily of the cash component of the SMEI purchase of $1,655,325. The lack of investing in capital equipment is consistent with our anticipated budgetary restraints.

      Net cash provided by financing activities was $1,470,656 for the six months ended June 30, 2005 compared to $41,689 in the corresponding six months ended June 30, 2004. In connection with the acquisition of SMEI, we entered into a Securities Purchase Agreement, dated February 11, 2005, with Laurus Master Fund, Ltd. for the sale of a $2,000,000 principal amount secured convertible term note and a common stock purchase warrant to purchase 6,000,000 shares of common stock at a price of $.10 per share, which provided net proceeds of $1,868,896. The net increase in cash provided by financing consisted of the net proceeds of $1,868,896 from the issuance of the $2,000,000 convertible note used to finance the purchase of SMEI and for working capital requirements. We reduced our short term notes and revolving debt facility by $100,000 and $197,000 respectively. The revolving credit facility is based on the accounts receivable of our software consulting division. Additionally, we reduced our Loans from Stockholder's /Officers by $86,240. This was comprised of the sales to Strategic Telecom Financing in the six months ended June 30, 2005. Strategic Telecom Financing was formed in April 2004 by Alan Bashforth, our former Chairman of the Board, former Secretary, former President, former Chief Executive Officer, and former acting Chief Financial Officer, and Paul Burgess, current director and Chief Executive Officer, to provide equipment lease financing to certain of our customers who are unable to obtain financing with an outside leasing company. The terms of the sales would have been the same if our customers were able to obtain other financing arrangements. The leasing agreements are for 5 years at an interest rate of 18% payable monthly. We recorded revenue from sales to Strategic Telecom Financing totaling $124,234 in the six months ended June 30, 2005. As of June 30, 2005, we had an outstanding loan receivable of $37,994 owed to us from Strategic Telecom Financing related to these sales. We note that at June 30, 2005, we also had an outstanding amount of $182,291 owed to Mr. Burgess for unpaid salary for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003. Since completing the transaction that caused the June 30, 2005 balance owed to Strategic Telecom Financing, we have adopted a policy requiring all transactions with Strategic Telecom Financing to be fully paid in advance of equipment being shipped.

      As part of our acquisition of SMEI, we assumed a revolving line of credit the lesser of $700,000 or 85%-90% of eligible billed government receivables and 75% of eligible billed commercial receivables bearing interest at the prime plus 1.0% with a minimum rate of 5.25% per annum. The line of credit is secured by substantially all of SMEI's assets and is guaranteed by two former stockholders of SMEI. The agreement expired on June 30, 2005 but was extended to September 30, 2005 with no change in terms. The line of credit agreement is subject to working capital current ratio of 1.2 to 1 and net worth covenants (in excess of $300,000) and debt to worth ratios in excess of 2.5 to 1.0. We are currently in violation of these financial covenants. The total outstanding balance on this facility as of June 30, 2005 was $428,000.

      We are currently in default on principal and interest payments on the secured convertible note held by Laurus Master Fund, Ltd. (See below). Additional interest in the amount of 2% per month is accruing on all outstanding obligations under the secured convertible note and will continue to accrue until the default is cured or waived.

      The cash requirements for funding our operations have greatly exceeded cash flows from operations. At June 30, 2005, we had $12,391 in cash and cash equivalents and a $2,777,796 deficit in working capital. Current liabilities at June 30, 2005 totaled $4,079,924. We have satisfied our capital needs primarily through debt financing. Our liabilities consist of over extended accounts payable and accrued expenses. We have successfully negotiated payment arrangements with some of our vendors and are attempting to negotiate payment arrangements with others. We are in discussion with other creditors to renegotiate extended terms. We cannot guarantee that any of these discussions will be successful. If we are unable to successfully renegotiate any of the above payment arrangements, we may be forced to discontinue operations.

      Our revenue and cash flow are subject to many uncertainties and cannot be assured. Our cash requirements include increasing inventory for long lead items, payment of current and old payables. While we believe that our current cash flows are sufficient to pay the current expenses that we incur, we are unable to pay past accrued expenses and convertible notes from current cash flows. In order to satisfy all of our obligations that are due in the next twelve months, we must obtain additional financing. We expect that we will require $250,000 in additional financing in order to continue operations for the next twelve months. The inability to obtain the required additional funds could require us to reduce or curtail operations. We do not have any definitive plans or arrangements for obtaining additional financing at this time.

      On February 10, 2005, we amended the conversion price of each of our outstanding convertible term notes held by Laurus Master Fund, Ltd. to a fixed conversion rate of $0.05. On February 11, 2005, Laurus Master Fund, Ltd. converted $547,988.78 principal amount of convertible notes and $223,447.28 of interest on such convertible notes into an aggregate of 15,428,722 shares of our common stock. As a result of the conversion by Laurus Master Fund, Ltd. of the term notes, all amounts outstanding under the term notes were re-paid in full. In consideration for the amendment and the conversion by Laurus Master Fund, Ltd. of the term notes, $550,762.95 of outstanding principal and accrued and unpaid interest on a convertible note dated March 31, 2003 issued in the face amount of $1,000,000 to Laurus Master Fund, Ltd. was re-paid. As a result of the foregoing transactions, $1,322,199.01, representing all outstanding debt to Laurus Master Fund, Ltd. (except as set forth below) was re-paid.

      Subsequent to the above transactions, on February 14, 2005, pursuant to a Securities Purchase Agreement dated February 11, 2005, we sold Laurus Master Fund, Ltd. a $2,000,000 principal amount secured convertible term note and a warrant to purchase 6,000,000 shares of our common stock for gross proceeds of $2,000,000. We may only use such proceeds for (i) general working capital purposes, (ii) acquiring no less than 80% of the equity interests of SMEI, and
(iii) the acquisition of 100% of the remaining equity interests of SMEI pursuant to a transaction in form and substance reasonably satisfactory to Laurus Master Fund, Ltd.

      The $2,000,000 secured convertible term note bears interest at a rate per annum equal to the prime rate published in The Wall Street Journal from time to time, plus 3%. Interest is calculated on the last day of each month until the maturity date (each a "Determination Date"). Subject to the following adjustment to the interest rate, the interest rate shall not be less than 8%. If (i) we have registered the resale of the shares issuable upon conversion of the note and upon exercise of the warrant on an effective registration statement with the Securities and Exchange Commission, and (ii) the market price of our common stock for the five trading days immediately preceding a Determination Date exceeds the then applicable fixed conversion price by at least 25%, then the interest rate for the succeeding calendar month shall automatically be reduced by 200 basis points, or 2%, for each incremental 25% increase in the market price of the common stock above the then applicable fixed conversion price.

      Interest is payable on the note monthly in arrears commencing March 1, 2005 and on the first business day of each consecutive calendar month thereafter until the maturity date, February 11, 2008 (each a "Repayment Date"). Amortizing payments of the aggregate principal amount outstanding under the note must begin on June 1, 2005 and recur on the first business day of each succeeding month thereafter until the maturity date (each an "Amortization Date"). Beginning on the first Amortization Date, we must make monthly payments to Laurus Master Fund, Ltd. on each Repayment Date, each in the amount of $60,606.06, together with any accrued and unpaid interest to date on such portion of the principal amount plus any and all other amounts which are then owing under the note, the purchase agreement or any other related agreement but have not been paid (collectively, the "Monthly Amount"). Any principal amount that remains outstanding on the maturity date is due and payable on the maturity date.

      If the Monthly Amount (or a portion of the Monthly Amount if not all of the Monthly Amount is converted into shares of common stock) is required to be paid in cash, then we must pay Laurus Master Fund, Ltd. an amount equal to 102% of the Monthly Amount due and owing on the Repayment Date in cash. If the Monthly Amount (or a portion of the Monthly Amount if not all of the Monthly Amount is converted into shares of common stock) is required to be paid in shares of common stock, the number of such shares to be issued to Laurus Master Fund, Ltd. on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of common stock), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of common stock, by (y) the then applicable fixed conversion price. The fixed conversion price of the note is $0.10 per share, subject to adjustment for subsequent lower price issuances, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

      Laurus Master Fund, Ltd. is required to convert into shares of common stock all or a portion of the Monthly Amount due on each Repayment Date according to the following guidelines (the "Conversion Criteria"): (i) the closing price of the common stock as reported by Bloomberg, L.P. on the Repayment Date shall be greater than or equal to 115% of the fixed conversion price and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22-day trading period immediately preceding the applicable Repayment Date. If the Conversion Criteria are not met, Laurus Master Fund, Ltd. must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus Master Fund, Ltd. has not been able to convert into shares of common stock due to failure to meet the Conversion Criteria, must be paid in cash at the rate of 102% of the Monthly Amount otherwise due on such Repayment Date, within three business days of the applicable Repayment Date.

      The warrant is exercisable at a price of $0.11 per share from the issue date through the close of business on February 11, 2012. Upon exercise of the warrant, payment may be made by Laurus Master Fund, Ltd. either (i) in cash or by certified or official bank check equal to the applicable aggregate exercise price, (ii) by delivery of the warrant, or shares of common stock and/or common stock receivable upon exercise of the warrant, or (iii) by a combination of any of the foregoing methods. The exercise price of the warrant is subject to adjustment for stock splits, combinations, dividends and the like.

      In order to secure payment of all amounts due under the note, as well as our other obligations to Laurus Master Fund, Ltd.: (i) we granted Laurus Master Fund, Ltd. a lien on all of our assets and also on all assets of our subsidiaries; (ii) we pledged all of the capital stock that we own of each of our subsidiaries; and (iii) each of our subsidiaries executed a guaranty of such obligations.

      Pursuant to the terms of a registration rights agreement, we agreed to include the shares of common stock issuable upon conversion of the note and upon exercise of the warrant in a registration statement under the Securities Act of 1933 to be filed not later than March 13, 2005 and to use our reasonable commercial efforts to cause such registration statement to be declared effective no later than May 12, 2005. Since we have not met these deadlines, we are required to pay liquidated damages to Laurus Master Fund, Ltd. in cash equal to 2% for each 30-day period (prorated for partial periods) on a daily basis of the original principal amount of the note.

      As part of the SMEI acquisition we assumed a revolving line of credit equal to the lesser of $700,000 or 85%-90% of eligible billed government receivables and 75% of eligible billed commercial receivables bearing interest at the prime plus 1.0% with a minimum rate of 5.25% per annum. The line of credit is secured by substantially all of SMEI's assets and is guaranteed by two former stockholders of SMEI. The agreement expires on June 30, 2005. The line of credit agreement is subject to maintaining a working capital current ratio of
1.2 to 1, net worth covenants (in excess of $300,000) and debt to worth ratios in excess of 2.5 to 1.0. SMEI is in violation of these financial covenants. The total outstanding balance on this facility as of March 31, 2005 was $258,000.

Off-Balance Sheet Arrangements

      We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

      Basis of Financial Statement Presentation. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have generated significant losses and are unable to predict profitability for the future. These factors indicate that our continuation, as a going concern is dependent upon our ability to obtain adequate financing. We plan to address the going concern by replacing debt with equity and continuing to grow our business with profitable sales both organically and through acquisitions.

      As discussed in Note 4 to the accompanying financial statements, on September 1, 2004, we sold substantially all of the tangible and intangible assets that were used in our audio and visual systems integration business. Accordingly, the financial condition and results of the operations of the audio visual division segment have been reflected as discontinued operations for all periods.

      Principles of Consolidation. The consolidated financial statements include the accounts of Science Dynamics Corporation and all of its subsidiaries in which a controlling interest is maintained. All significant inter-company accounts and transactions have been eliminated in consolidation. For those consolidated subsidiaries where our ownership is less than 100%, the outside stockholders' interests are shown as minority interests. Investments in affiliates over which we have significant influence but not a controlling interest are carried on the equity basis.

      Major Customers. Two customers accounted for more than 41% of total sales in 2004 and no customers accounted for more than 10% in 2003.

                             DESCRIPTION OF PROPERTY

      We lease a 3,000 square foot office in an industrial park in Pennsauken, New Jersey. This space is also used to test our products and for other corporate activities. Our lease began June 1, 2003 and is for a term of three years at $2,812 per month.

      SMEI subleases a facility located at 12100 Sunset Hills Road, Reston, Virginia 20191. The facility is comprised of 9,342 square feet of office space. The sublease is pursuant to a Sub-Sublease Agreement dated June 22, 2001. The sublease commenced July 15, 2001 and ends September 30, 2005. SMEI currently pays $18,289.81 per month under the sublease, which was subject to a 3% increase in July 2005. The rent payments under the sublease did not increase in July 2005. The parties are currently negotiating the terms of a new lease agreement for the same premises.

                                LEGAL PROCEEDINGS

      We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees

      The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. There are no family relationships among any of our Directors and Executive Officers.

--------------------------------------------------------------------------------
         Name            Age                         Position
--------------------------------------------------------------------------------
Paul Burgess              40     President, Chief Executive Officer and Director
--------------------------------------------------------------------------------
Joe Noto                  46     Chief Financial Officer
--------------------------------------------------------------------------------
Eric D. Zelsdorf          39     Chief Technology Officer and Director
--------------------------------------------------------------------------------
Herbert B. Quinn          68     Director
--------------------------------------------------------------------------------
Robert E. Galbraith       61     Director
--------------------------------------------------------------------------------

Background of Executive Officers and Directors

      Paul Burgess, President, Chief Executive Officer and Director. From March 1, 2003 until February 14, 2005, Mr. Burgess was our Chief Operating Officer. As of February 9, 2005, Mr. Burgess was appointed our President and Chief Executive Officer. On February 14, 2005, Mr. Burgess was appointed a member of our Board of Directors. From January 2000 to December 2002, Mr. Burgess was President and Chief Financial Officer of Plan B Communications. Prior to Plan B Communications, Mr. Burgess spent three years with MetroNet Communications, where he was responsible for the development of MetroNet's coast to coast intra and inter city networks. Mr. Burgess was also influential in developing the operations of MetroNet during the company's early growth stage. Prior to joining MetroNet, Mr. Burgess was with ISM, a company subsequently acquired by IBM Global Services, where he was responsible for developing and deploying the company's distributed computing strategy.

      Joe Noto, Chief Financial Officer. . From 2002 to 2005, Mr. Noto was Corporate Controller/Chief Financial Officer of Spectrotel, Inc. (formerly Plan B Communications). From 2000 to 2002, Mr. Noto was Director of Finance/Chief Financial Officer of Pivotech Systems, a communications software start-up Company backed with Venture Capital financing from lead investor, Optical Capital Group. Mr. Noto is a Certified Public Accountant of New Jersey and is a member of the American Institute of CPA's and the New Jersey Society of CPA's.

      Eric D. Zelsdorf, Chief Technology Officer and Director. Mr. Zelsdorf founded SMEI in 1997 and since then he has been the Chief Technology Officer, President and a Director of SMEI. Mr. Zelsdorf has led SMEI since its inception and currently advises clients as well as industry standards groups on the implementation of secure Web services and enterprise architecture and integration. From 1992 to 1997, Mr. Zelsdorf was Vice President and Chief Technology Officer for ECG, Inc.

      Herbert B. Quinn, Director. Mr. Quinn has been Chairman and Chief Executive Officer of SMEI since 1998 when he led the merger of Energy and Environmental Technologies into SMEI. Mr. Quinn is a retired Army Brigadier General, former Senior Executive for the EPA and a registered Professional Engineer.

      Robert E. Galbraith, Director. Mr. Galbraith is currently a consultant to firms seeking innovative technical solutions in the security marketplace. Areas in which Mr. Galbraith have consulted include: data encryption, internet telephony (VoIP), intelligent data recording, secure local and wide area network solutions, physical security and biometric security. Prior to consulting, Mr. Galbraith was President, owner and technical administrator of Secure Engineering Services, Inc. ("SESI") from its inception in 1979 until the firm was sold in 1996. During this period, SESI provided services and equipment to the U.S. Forces and NATO component Forces in Europe. Clients included the U.S. Army, Navy and Air Force, the SHAPE Technical Center, Euro Fighter Program, Sandia Labs, JPL, MITRE and NATO programs.

Board Composition

      At each annual meeting of stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting of stockholders following election. The exact number of directors is to be determined from time to time by resolution of the board of directors. There were no board meetings during the fiscal year ended December 31, 2004.

Employment Agreements

      On December 30, 2004, we entered into a consulting agreement with Calabash Consultancy, Ltd. Under the agreement, Calabash Consultancy, Ltd. was engaged as a business development, financial and management consultant, which consulting services are to be provided by Alan Bashforth to act as Chief Executive Officer and Chairman of our Board of Directors. The agreement started January 1, 2005 and continues for an initial three-year term. The agreement will automatically renew for additional one-year terms following the initial term, provided that following the initial term either party may terminate the agreement by providing the other party a minimum of 30 days prior written notice. In consideration for its services, we agreed to pay Calabash Consultancy, Ltd. an annual fee of $300,000. Upon completing the acquisition of SMEI, Calabash Consultancy, Ltd. was awarded warrants to purchase 6,000,000 shares of common stock at an exercise price of $0.10 per share that expire seven years after issuance. In addition, as part of a bonus payment for years 2003 and 2004, we agreed to grant Calabash Consultancy, Ltd. fully vested stock options to purchase 2,000,000 shares of common stock with an exercise price of $0.05 per share. We agreed to fully reimburse Calabash Consultancy, Ltd. for any and all expenses incurred in the performance of duties under the agreement and to pay Calabash Consultancy, Ltd. $850 per month for a vehicle to be used exclusively by Calabash Consultancy, Ltd. during the term of the agreement. During the initial term or any subsequent renewal, if our business is sold to another party or if we are subject to a change of control, or ownership of more than 20% of our outstanding common stock is controlled by a single party, Calabash Consultancy, Ltd. may terminate the agreement by providing 30 days advance notice of termination. Upon such termination, all options and warrants will become fully vested and all other amounts due under the agreement, including payments through the term of the agreement, will become immediately due and payable. We agreed to indemnify Calabash Consultancy, Ltd. and Mr. Bashforth and hold them harmless for all acts or decisions made by Mr. Bashforth in good faith while performing services for us. We also agreed to be responsible for payment of any and all taxes that may become due to any state or federal taxing authority arising out of the agreement and to indemnify and hold harmless Calabash Consultancy, Ltd. and Mr. Bashforth from any such payment.

      On January 1, 2005, w entered into a consulting agreement with SMEI and Herbert B. Quinn, Jr., which is effective as of the date we completed the acquisition of SMEI. Under the agreement, Mr. Quinn will perform strategic analytical and advisory services as reasonably requested by SMEI's Chief Executive Officer. For his services, we agreed to pay Mr. Quinn $150,000 per year. Mr. Quinn also is eligible to receive options under our stock option plan or any similar plan that is in effect. The term of the agreement is for one year and will automatically renew for one additional year unless either party gives at least 30 days prior written notice of their intent not to extend the agreement. The agreement does not contain any termination provisions.

      On February 4, 2005, we entered into an employment agreement with SMEI and Eric D. Zelsdorf. Under the agreement, Mr. Zelsdorf will be employed as SMEI's Chief Technology Officer until December 31, 2007. For his services, SMEI agreed to pay Mr. Zelsdorf a base salary of $160,000 per year. Mr. Zelsdorf also may be paid an incentive bonus based on a percentage of his base salary. We agreed to grant Mr. Zelsdorf stock options upon completion of the acquisition of SMEI in accordance with our employee stock option program. The exercise price of the stock options are to be set at the stock price at the close of the acquisition of SMEI. The agreement will terminate upon the following events and conditions:
(a) upon expiration of its terms; (b) for cause by SMEI immediately upon written notice; (c) For cause by Mr. Zelsdorf immediately upon written notice; (d) without cause by either party upon written notice; or (e) in the event Mr. Zelsdorf is unable to perform services required under the agreement by reason of incapacity or disablement for more than six months. Cause by SMEI is defined in the agreement as: a material breach by Mr. Zelsdorf, a felony conviction or any willful act or omission of dishonesty which causes harm to SMEI. Resignation of Mr. Zelsdorf with cause is defined to include, but not limited to: a reduction in position and/or responsibilities, a material change in Mr. Zelsdorf's reporting structure, or relocation beyond 30 miles of SMEI's principal office. If the agreement is terminated by SMEI without cause or if Mr. Zelsdorf resigns with cause, Mr. Zelsdorf will be entitled to all compensation and benefits otherwise remaining unpaid under the remaining term of the agreement and all stock options which have been granted under the agreement will become immediately vested and exercisable. In the event Mr. Zelsdorf is terminated for cause or resigns voluntarily, no compensation will be due to him other than what was earned through the date of termination.

      On February 4, 2005, we entered into a consulting agreement with SMEI and Herbert B. Quinn, Jr., which is effective as of the date we completed the acquisition of SMEI. Under the agreement, Mr. Quinn will perform strategic analytical and advisory services as reasonably requested by SMEI's Chief Executive Officer. For his services, SMEI agreed to pay Mr. Quinn $150,000 per year. Mr. Quinn also is eligible to receive options under our stock option plan or any similar plan that is in effect. The term of the agreement is for one year and will automatically renew for one additional year unless either party gives at least 30 days prior written notice of their intent not to extend the agreement. The agreement does not contain any termination provisions.

      On February 14, 2005, upon effectiveness of the acquisition of SMEI, we entered into an Executive Employment Agreement Amendment with Paul Burgess. Under the Executive Employment Agreement Amendment, Mr. Burgess is employed as our Chief Executive Officer for an initial term of three years. Thereafter, the Executive Employment Agreement Amendment may be renewed upon the mutual agreement of the parties. Mr. Burgess will be paid a base salary of $225,000 per year under the Executive Employment Agreement Amendment. We previously agreed to grant Mr. Burgess 2,000,000 shares of restricted stock. This grant was replaced by the grant of fully vested options to purchase 2,000,000 shares of common stock at an exercise price of $0.03 per share. We also agreed to grant Mr. Burgess fully vested options to purchase an additional 2,000,000 shares of common stock at an exercise price of $0.05 per share as a bonus for services rendered during 2004. Further, upon the effective date of the Executive Employment Agreement Amendment, we agreed to grant Mr. Burgess options to purchase 6,000,000 shares of common stock at an exercise price of $0.10 per share, which will vest one-third each year over a three-year period beginning February 14, 2005. In addition, we agreed to pay Mr. Burgess an incentive bonus based on 1% of the revenue of the most recent 12-month period of any acquisitions closed by us during the term of the Executive Employment Agreement Amendment. The Executive Employment Agreement Amendment may be terminated by Mr. Burgess at his discretion by providing at least 30 days prior written notice to us. In the event our business is acquired, or we are the non-surviving party in a merger, or we sell all or substantially all of our assets, the surviving company is bound to the provisions of the Executive Employment Agreement Amendment.

      On March 7, 2005, we signed a three year employment agreement with Joe Noto to be our Vice President of Finance and Administration, at an initial annual base salary of $130,000. The term of the agreement is for three years commencing February 1, 2005. Thereafter, the agreement may be renewed upon mutual agreement of the parties. Mr. Noto is entitled to a cash incentive bonus equal to 20% of base salary based on meeting predetermined objectives. As part of the agreement he will receive medical, vacation and profit sharing benefits consistent with our current policies. The agreement may be terminated by Mr. Noto upon at least 30 days prior written notice to us. The agreement may be terminated by us upon five days notice to Mr. Noto in the event Mr. Noto: (a) is in material breach of the agreement; (b) habitually neglects his duties; (c) engages in any dishonest conduct, damages the our reputation or standing or is convicted of any criminal act or engages in any act of moral turpitude. The agreement provides that in the event Mr. Noto is promoted to the position of Chief Financial Officer, his base salary will adjust to not less than $150,000 per year. Effective May 12, 2005, Mr. Noto assumed the position as our Chief Financial Officer at an annual base salary of $150,000.

Compensation of Directors

      No director receives any cash compensation for their service as a director. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year, collectively referred to as the named executive officers, for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                           Compensation
                                                                             -----------------------------------------
                                              Annual Compensation                      Awards                Payouts
                                      -----------------------------------    ---------------------------   -----------
                                                                                              Securities
                                                                  Other                         Under                      All
                                                                 Annual       Restricted        -lying                    Other
          Name and                                               Compen-     Stock Award(s)    Options/       LTIP       Compen-
     Principal Position       Year     Salary ($)   Bonus ($)  sation ($)         ($)          SARs (#)    Payouts ($)  sation ($)
-----------------------------------------------------------------------------------------------------------------------------------
Alan C. Bashforth,            2004       -0-          -0-      $240,000          -0-         2,000,000        -0-         -0-
     Former President and     2003       -0-          -0-      $240,000          -0-             -0-          -0-     $75,000(3)
     Former Chief Executive   2002       -0-          -0-      $165,000      $130,909 (2)        -0-          -0-         -0-
     Officer (1)

Paul Burgess,                 2004    $175,000(4)     -0-         -0-            -0-          2,000,000       -0-         -0-
     President, Chief         2003    $145,833(5)     -0-         -0-            -0-          2,000,000       -0-         -0-
     Executive Officer
     and Director

      (1)   Mr. Bashforth resigned from all positions on July 14, 2005.
      (2) Pursuant to his consulting agreement, Mr. Bashforth was granted a bonus equal to 4,363,636 shares of common stock for the year ended December 31, 2002. These shares are valued at $.03 per share.
      (3) Remaining balance of consultancy fee owed to Calabash Consulting LTD for 2002 contract.
      (4) Of Mr. Burgess' $145,833 compensation for 2003, $65,625 remains unpaid and has been accrued for the year ended December 31, 2003 and 2004.
      (5) Of Mr. Burgess' $175,000 compensation for 2004, $21,875 remains unpaid and has been accrued for the year ended December 31,2004

                               Options Grant Table

      The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2004. We did not have during such fiscal year, and currently do not have, any plans providing for the grant of stock appreciation rights ("SARs").

                      Option/SAR Grants in Last Fiscal Year
--------------------------------------------------------------------------------

                               Individual Grants
--------------------------------------------------------------------------------
           (a)                 (b)             (c)           (d)        (e)
                                            % of Total
                                            Options/
                            Number of       SARs
                            Securities      Granted to    Exercise
                            Underlying      Employees     or Base
                            Options/ SARs   in Fiscal     Price      Expiration
           Name             Granted (#)     Year          ($/Sh)     Date
--------------------------------------------------------------------------------
Alan C. Bashforth              2,000,000        46.5%        $.05      None
Paul Burgess                   2,000,000        46.5%        $.05      None

Aggregate Option Exercises in Last Fiscal Year

      No options were exercised by our executive officers and directors during the most recent fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In April 2004, Paul Burgess, one of our directors and our current President and Chief Executive Officer, and Alan Bashforth, our former Chairman of the Board, former Secretary, former President, former Chief Executive Officer, and former acting Chief Financial Officer, formed an entity named Stategic Telcom Financing to provide equipment lease financing to certain of our customers who are unable to obtain financing with an outside leasing company. The terms of sales to Strategic Telecom Financing are the same terms received for those customers who can obtain third party financing for our products. For the six months ended June 30, 2005, we recorded revenue from sales to Strategic Telecom Financing totaling $124,234 and, as of June 30, 2005, we had a loan receivable of $37,994 owed to us from Strategic Telecom Financing related to these sales.

      On December 30, 2004, we entered into a consulting agreement with Calabash Consultancy, Ltd. Under the agreement, Calabash Consultancy, Ltd. was engaged as a business development, financial and management consultant, which consulting services are to be provided by Alan Bashforth to act as Chief Executive Officer and Chairman of our Board of Directors. The agreement started January 1, 2005 and continues for an initial three-year term. The agreement will automatically renew for additional one-year terms following the initial term, provided that following the initial term either party may terminate the agreement by providing the other party a minimum of 30 days prior written notice. In consideration for its services, we agreed to pay Calabash Consultancy, Ltd. an annual fee of $300,000. Upon completing the acquisition of SMEI, Calabash Consultancy, Ltd. was awarded warrants to purchase 6,000,000 shares of common stock at an exercise price of $0.10 per share that expire seven years after issuance. In addition, as part of a bonus payment for years 2003 and 2004, we agreed to grant Calabash Consultancy, Ltd. fully vested stock options to purchase 2,000,000 shares of common stock with an exercise price of $0.05 per share. We agreed to fully reimburse Calabash Consultancy, Ltd. for any and all expenses incurred in the performance of duties under the agreement and to pay Calabash Consultancy, Ltd. $850 per month for a vehicle to be used exclusively by Calabash Consultancy, Ltd. during the term of the agreement. During the initial term or any subsequent renewal, if our business is sold to another party or if we are subject to a change of control, or ownership of more than 20% of our outstanding common stock is controlled by a single party, Calabash Consultancy, Ltd. may terminate the agreement by providing 30 days advance notice of termination. Upon such termination, all options and warrants will become fully vested and all other amounts due under the agreement, including payments through the term of the agreement, will become immediately due and payable. We agreed to indemnify Calabash Consultancy, Ltd. and Mr. Bashforth and hold them harmless for all acts or decisions made by Mr. Bashforth in good faith while performing services for us. We also agreed to be responsible for payment of any and all taxes that may become due to any state or federal taxing authority arising out of the agreement and to indemnify and hold harmless Calabash Consultancy, Ltd. and Mr. Bashforth from any such payment.

      On July 14, 2005, we entered into an agreement dated July 1, 2005 terminating the above-described consulting agreement with Calabash Consultancy, Ltd. Notwithstanding the termination, the 6,000,000 seven-year warrants with a strike price of $0.10 per share and the 2,000,000 options with a strike price of $0.05 granted to Calabash Consultancy, Ltd. under the consulting agreement remain in effect, subject to the following amendments: (a) the right to exercise the warrants will begin on March 31, 2006; and (b) the right to exercise the options will expire March 31, 2008. We owe Calabash Consultancy, Ltd. $125,000 in consulting fees under the consulting agreement. We agreed to pay such amount upon the earlier of: (a) us raising $1 million in new equity; or (b) March 31, 2006.

      On January 1, 2005, we entered into a consulting agreement with SMEI and Herbert B. Quinn, Jr., which is effective as of the date we completed the acquisition of SMEI. Under the agreement, Mr. Quinn will perform strategic analytical and advisory services as reasonably requested by SMEI's Chief Executive Officer. For his services, we agreed to pay Mr. Quinn $150,000 per year. Mr. Quinn also is eligible to receive options under our stock option plan or any similar plan that is in effect. The term of the agreement is for one year and will automatically renew for one additional year unless either party gives at least 30 days prior written notice of their intent not to extend the agreement. The agreement does not contain any termination provisions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of September 2, 2005 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of the named executive officers and our directors; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                            Percentage of         Percentage of
                                                     Common Stock        Common Stock Before    Common Stock After
Name of Beneficial Owner (1)                    Beneficially Owned (2)       Offering (2)          Offering (3)
--------------------------------------------------------------------------------------------------------------------
Alan C. Bashforth (4)                                  8,048,363                  8.9%                  6.6%
Paul Burgess (5)                                       4,000,000                  4.3%                  3.2%
Herbert B. Quinn, Jr. (6)                              6,604,424                  7.5%                  5.5%
Eric D. Zelsdorf                                       5,835,606                  6.6%                  4.9%
Robert Galbraith (7)                                   1,245,000                  1.4%                  1.0%
--------------------------------------------------------------------------------------------------------------------
All named executive officers and directors            17,685,030                 19.1%                 14.3%
as a group (4 persons)
--------------------------------------------------------------------------------------------------------------------

      (1) Except as otherwise indicated, the address of each beneficial owner is c/o Science Dynamics Corporation, 7150 N. Park Drive, Suite 500, Pennsauken, NJ 08109.
      (2) Applicable percentage ownership is based on 88,374,787 shares of common stock outstanding as of September 2, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of September 2, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 2, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
      (3)   Based on 119,374,787 shares of common stock outstanding.
      (4) Includes: (a) 165,000 shares owned directly by Mr. Bashforth; (b) 1,520,000 shares owned by Innovative Communications Technology, Ltd., which is controlled by Mr. Bashforth; (c) 4,363,363 shares owned by Calabash Holdings Ltd., which is controlled by Mr. Bashforth; and (d) options owned by Calabash Holdings Ltd. to purchase 2,000,000 shares exercisable at $0.05 per share which expire March 31, 2008.
      (5) Includes (a) options to purchase 2,000,000 shares of common stock exercisable at $0.03 per share; and (b) options to purchase 2,000,000 shares of common stock exercisable at $0.05 per share.
      (6) Includes 370,515 shares owned by Elizabeth L. Quinn, spouse of Herbert B. Quinn, Jr.
      (7) Includes 50,000 shares owned by Melinda Galbraith, spouse of Robert Galbraith.

      No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of our voting securities is a party adverse to our business or has a material interest adverse to us.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of September 2, 2005 we had 88,374,787 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

      Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

      We are authorized to issue 10,000,000 shares of "blank check" preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include the designations, rights and preferences including preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of us. We do not have any current plans to issue any preferred stock. As of the date of this prospectus, no shares of preferred stock have been designated.

Dividends

      We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

February 2005 Financing

      On February 14, 2005, pursuant to a Securities Purchase Agreement dated February 11, 2005, we sold Laurus Master Fund, Ltd. a $2,000,000 principal amount secured convertible term note and a warrant to purchase 6,000,000 shares of our common stock for gross proceeds of $2,000,000. We may only use such proceeds for (i) general working capital purposes, (ii) acquiring no less than 80% of the equity interests of SMEI, and (iii) the acquisition of 100% of the remaining equity interests of SMEI pursuant to a transaction in form and substance reasonably satisfactory to Laurus Master Fund, Ltd.

      The $2,000,000 secured convertible term note bears interest at a rate per annum equal to the prime rate published in The Wall Street Journal from time to time, plus 3%. Interest is calculated on the last day of each month until the maturity date (each a "Determination Date"). Subject to the following adjustment to the interest rate, the interest rate shall not be less than 8%. If (i) we have registered the resale of the shares issuable upon conversion of the note and upon exercise of the warrant on an effective registration statement with the Securities and Exchange Commission, and (ii) the market price of our common stock for the five trading days immediately preceding a Determination Date exceeds the then applicable fixed conversion price by at least 25%, then the interest rate for the succeeding calendar month shall automatically be reduced by 200 basis points, or 2%, for each incremental 25% increase in the market price of the common stock above the then applicable fixed conversion price.

      Interest is payable on the note monthly in arrears commencing March 1, 2005 and on the first business day of each consecutive calendar month thereafter until the maturity date, February 11, 2008 (each a "Repayment Date"). Amortizing payments of the aggregate principal amount outstanding under the note must begin on June 1, 2005 and recur on the first business day of each succeeding month thereafter until the maturity date (each an "Amortization Date"). Beginning on the first Amortization Date, we must make monthly payments to Laurus Master Fund, Ltd. on each Repayment Date, each in the amount of $60,606.06, together with any accrued and unpaid interest to date on such portion of the principal amount plus any and all other amounts which are then owing under the note, the purchase agreement or any other related agreement but have not been paid (collectively, the "Monthly Amount"). Any principal amount that remains outstanding on the maturity date is due and payable on the maturity date.

      If the Monthly Amount (or a portion of the Monthly Amount if not all of the Monthly Amount is converted into shares of common stock) is required to be paid in cash, then we must pay Laurus Master Fund, Ltd. an amount equal to 102% of the Monthly Amount due and owing on the Repayment Date in cash. If the Monthly Amount (or a portion of the Monthly Amount if not all of the Monthly Amount is converted into shares of common stock) is required to be paid in shares of common stock, the number of such shares to be issued to Laurus Master Fund, Ltd. on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of common stock), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of common stock, by (y) the then applicable fixed conversion price. The fixed conversion price of the note is $0.10 per share, subject to adjustment for subsequent lower price issuances, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

      Laurus Master Fund, Ltd. is required to convert into shares of common stock all or a portion of the Monthly Amount due on each Repayment Date according to the following guidelines (the "Conversion Criteria"): (i) the closing price of the common stock as reported by Bloomberg, L.P. on the Repayment Date shall be greater than or equal to 115% of the fixed conversion price and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22-day trading period immediately preceding the applicable Repayment Date. If the Conversion Criteria are not met, Laurus Master Fund, Ltd. must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus Master Fund, Ltd. has not been able to convert into shares of common stock due to failure to meet the Conversion Criteria, must be paid in cash at the rate of 102% of the Monthly Amount otherwise due on such Repayment Date, within three business days of the applicable Repayment Date.

      The warrant is exercisable at a price of $0.11 per share from the issue date through the close of business on February 11, 2012. Upon exercise of the warrant, payment may be made by Laurus Master Fund, Ltd. either (i) in cash or by certified or official bank check equal to the applicable aggregate exercise price, (ii) by delivery of the warrant, or shares of common stock and/or common stock receivable upon exercise of the warrant, or (iii) by a combination of any of the foregoing methods. The exercise price of the warrant is subject to adjustment for stock splits, combinations, dividends and the like.

      In order to secure payment of all amounts due under the note, as well as our other obligations to Laurus Master Fund, Ltd.: (i) we granted Laurus Master Fund, Ltd. a lien on all of our assets and also on all assets of our subsidiaries; (ii) we pledged all of the capital stock that we own of each of our subsidiaries; and (iii) each of our subsidiaries executed a guaranty of such obligations.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      As permitted by the DGCL, we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors. In addition, our By-laws require us to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the common stock offered hereby will be passed upon for Science Dynamics Corporation by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements included in this prospectus have been audited by Peter C. Cosmas Co., CPAs, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      Science Dynamics Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

      Science Dynamics Corporation has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Science Dynamics Corporation and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          SCIENCE DYNAMICS CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Quarter Ended June 30, 2005:

Consolidated Balance Sheets as of June 30, 2005 and December 31, 2004..................................... Page F-2

Consolidated Statements of Operations, three and six months ended June 30, 2005 and 2004...................Page F-3

Consolidated Statements of Cash Flows, six months ended June 30, 2005 and 2004............................ Page F-4

Notes to Consolidated Financial Statements........................................................ Pages F-5 - F-10

Fiscal Years Ended December 31, 2004 and 2003:

Report of Independent Registered Public Accounts dated March 4, 2005..................................... Page F-11

Consolidated Balance Sheets as of December 31, 2004 and 2003............................................. Page F-12

Consolidated Statements of Operations, two years ended December 31, 2004..................................Page F-13

Consolidated Statements of Cash Flows, two years ended December 31, 2004................................. Page F-14

Consolidated Statements of Stockholders' Equity, two years ended December 31, 2004....................... Page F-15

Notes to Consolidated Financial Statements....................................................... Pages F-16 - F-27

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

ASSETS
                                              June 30, 2005   December 31, 2004
                                                Unaudited         Audited
                                               ------------    ------------
Current assets:
   Cash and cash equivalents ...............   $     12,391    $    192,681
   Accounts receivable - trade .............      1,157,813          56,922
   Inventories .............................         27,018          51,018
   Loans receivable- stockholders/Officers .         37,994              --
   Other current assets ....................         66,912           2,812
                                               ------------    ------------
      Total current assets .................      1,302,128         303,433
                                               ------------    ------------

Property and equipment, net ................         74,000          39,347
Other assets ...............................          4,812           2,812
Goodwill ...................................      3,327,892
                                               ------------    ------------
      Total assets .........................   $  4,708,832    $    345,592
                                               ============    ============

LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current liabilities:
   Short Term Notes Payable ................   $    200,000    $    300,000
   Customer deposits .......................         50,000              --
   Revolving Credit Line ...................        428,000         550,763
   Loan payable stockholders/Officers ......        193,000         244,240
   Accounts payable ........................        935,859         834,456
   Accrued expenses ........................      1,094,918         839,689
   Convertible Debenture - Current .........      1,144,397         965,113
   Long Term Notes - Current ...............         33,750
                                               ------------    ------------
      Total current liabilities ............      4,079,924       3,734,261

Long term liabilities:
  Convertible Debenture - Non Current ......      1,257,388
  Long Term Notes Payable - Non Current ....         82,500              --
                                               ------------    ------------
Total long term liabilities ................      1,339,888              --
                                               ------------    ------------
Total liabilities ..........................      5,419,812       3,734,261

 Minority interest .........................             --

Shareholders' (Deficit)
   Preferred stock - .01 par value
       10,000,000 shares authorized ........             --              --
        No shares issued
   Common stock - .01 par value,
      200,000,000 shares authorized,
      89,016,140 and 53,964,167 issued and
       88,890,340 and 53,838,367 outstanding
       in 2005 and 2004 respectively .......        890,162         539,642

   Additional paid-in capital ..............     19,000,125      16,080,961

   (Deficit) ...............................    (20,203,434)    (19,611,439)
                                               ------------    ------------
                                                   (313,147)     (2,990,836)

   Common stock held in treasury, at cost ..       (397,833)       (397,833)
                                               ------------    ------------
   Total shareholders' (Deficit) ...........       (710,980)     (3,388,669)
                                               ------------    ------------
   Total liabilities and shareholders'
    (Deficit) ..............................   $  4,708,832    $    345,592
                                               ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                           Six Month's                  Three Month's Ended
                                                              Ended                          June 30,
                                                             June 30,
                                                        2005            2004            2005            2004
Sales - Software Products ......................   $    755,214    $    849,206    $    321,767    $    283,987
Sales -  Software  Services ....................      1,374,350         290,000         933,227         165,000
                                                   ------------    ------------    ------------    ------------
            Total Sales ........................      2,129,564    $  1,139,206       1,254,994    $    448,987

Cost of Sales - Software  Products .............        214,006         189,520         104,397          79,141
Cost of Sales - Software  Services .............        760,242          55,000         524,759          27,500
                                                   ------------    ------------    ------------    ------------
            Total Cost of Sales: ...............        974,248         244,520         629,156         106,641
                                                   ------------    ------------    ------------    ------------
             Total Gross Profit ................      1,155,316         894,686         625,838         342,346

Operating Expenses:
             Research and development ..........        195,966          98,423         100,819          54,418
             Selling, general and administrative      1,283,180         601,260         697,307         302,996
                                                   ------------    ------------    ------------    ------------
                                                      1,479,146         699,683         798,126         357,414
                                                   ------------    ------------    ------------    ------------
Operating Income (Loss) before other income ....       (323,830)        195,003        (172,288)        (15,068)
(expenses)

Other income (expenses):
            Sale of Intangible .................              0          60,000               0          60,000
            Interest Expense ...................       (281,883)        (75,407)       (204,609)        (41,454)
            Finance Expense ....................              0         (44,891)              0         (22,413)
            Minority interest ..................         13,717               0          13,717               0
                                                   ------------    ------------    ------------    ------------
                 Total Other Expense ...........       (268,166)        (60,298)       (190,892)         (3,867)
                                                   ------------    ------------    ------------    ------------
Net Income (Loss) before Discontinued Operations       (591,996)        134,705        (363,180)        (18,935)

Discontinued Operations ........................              0        (448,048)              0        (394,412)
                                                   ------------    ------------    ------------    ------------
Net Loss .......................................   $   (591,996)   $   (313,343)   $   (363,180)   $   (413,347)
                                                   ------------    ------------    ------------    ------------
Net Loss per Common Share -Basic ...............   $      (0.01)   $      (0.01)   $      (0.00)   $      (0.01)
Net Loss per Common Share -Diluted .............   $      (0.01)   $      (0.01)   $      (0.00)   $      (0.01)

Weighted average shares outstanding -Basic .....     78,908,206      45,612,134      87,334,473      45,669,814
Weighted average shares outstanding -Diluted ...     78,908,206      45,612,134      87,334,473      45,669,814

The accompanying notes are an integral part of these consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                 Six Months Ended June 30,
                                                                                   2005            2004
                                                                               ------------    ------------
Cash flows from operating activities:
   Net (Loss)                                                                  $   (591,996)   $   (313,343)
                                                                               ------------    ------------

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation                                                                      60,977          56,518
   Non-Cash items                                                                                     2,998
   Adjustments relating to Discontinued operations                                                  417,482
   Financing expense non cash                                                                        44,891
   Minority interest                                                                (13,717)
Changes in operating assets and liabilities:
   (Increase) decrease in:
    Accounts receivable                                                              84,195    $   (243,437)
    Inventories                                                                      24,000          15,001
    Loans Receivable - stockholders'/officers                                       (37,994)
    Other assets                                                                    (16,808)             --
     Increase (decrease) in:
     Accounts Payable and

        accrued expenses                                                            448,438         (60,266)
        Deferred Income                                                                                  --
     Customer Deposits                                                               50,000          42,700
                                                                               ------------    ------------
Total adjustments                                                                   599,091         275,887

Net cash provided by

  operating activities                                                                7,095         (37,456)
                                                                               ------------    ------------
Cash flows used in investing activities:
 Investment in SMEI                                                              (1,655,325)             --
 Acquired Cash SMEI                                                                   5,159              --
 Purchase of property and equipment                                                  (7,875)             --
                                                                               ------------    ------------
   Net cash (used) in investing activities                                       (1,658,041)             --
                                                                               ------------    ------------
Cash flows from financing activities:
  Loans from Stockholders /Officers                                                 (86,240)             --
  Bank note UB term Loan                                                            (15,000)
  Issuance of Convertible Debt net of fees                                        1,868,896              --
   Short term notes payable                                                        (100,000)        150,000
Revolving AR Credit facility                                                       (197,000)       (108,311)
                                                                               ------------    ------------
   Net cash provided by (used in) financing activities                            1,470,656          41,689
                                                                               ------------    ------------
   Net increase (decrease) in                                                      (180,290)          4,233
   cash and cash equivalents
Cash and cash equivalents -                                                         192,681          74,250
 beginning of period

Cash and cash equivalents -                                                              --              --
 end of period                                                                 $     12,391    $     78,483
                                                                               ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1. Operations and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements include the accounts of Science Dynamics Corporation and its majority owned subsidiaries (The Company) and have been prepared by management in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. The financial information furnished herein reflects all adjustments, which in the opinion of management are necessary for a fair presentation of the Company's financial position, the results of operations and the cash flows for the periods presented.

Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed, or omitted, pursuant to such rules and regulations.

These interim statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. The Company presumes that users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for any interim period are not necessarily indicative of the results for the full year.

The accompanying unaudited financial statements include the operating results of Systems Management Engineering Systems, Inc. (SMEI), a majority owned (85%) subsidiary of Science Dynamics from February 14, 2005 (Acquisition Date) to June 30, 2005. Accordingly, the Company has recorded on its Balance Sheet a Minority Interest Liability of $13,717 representing the net asset value not acquired by the Company at the February 14, 2005 acquisition date. The carrying value of the minority interest does not give effect to the loss of operations incurred for the period February 14, 2005 to June 30, 2005 since the Company can not recover these losses.

Use of Estimates

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. However, future events are subject to change and the best estimates and judgments routinely require adjustment. US GAAP requires us to make estimates and judgments in several areas, including those related to impairment of goodwill and equity investments, revenue recognition, recoverability of inventory and receivables, the useful lives of long lived assets such as property and equipment, the future realization of deferred income tax benefits and the recording of various accruals. The ultimate outcome and actual results could differ from the estimates and assumptions used.

Note 2- Acquisition of "SMEI" Stock

On February 14, 2005 , Science Dynamics Corporation, entered into a Stock Purchase Agreement with Systems Management Engineering, Inc. ("SMEI") and the holders of a majority of the outstanding common stock of SMEI. On February 14, 2005, the Company completed the acquisition of 4,177,500 shares of the outstanding common stock of Systems Management Engineering, Inc. ("SMEI"), which shares constitute approximately 85% of the issued and outstanding shares of capital stock of SMEI on a fully diluted basis. As consideration for such shares of SMEI, the Company issued an aggregate of 16,553,251 shares of the Company's common stock to twelve accredited investors pursuant to Section 4(2) of the Securities Act and Regulation D under the Securities Act and $1,655,325 in cash, for a total cost of $3,310,650. The Company acquired $1,230,584 in assets, assumed $1,155,326 in liabilities (inclusive of a minority interest of $13,717) and incurred $92,500 in financing costs resulting in the recording of goodwill totaling $3,327,892. SMEI will continue to operate as an independent subsidiary of the Company. Reported losses of $13,717 allocated to minority interest on the statement of operations is limited to the extent of any remaining minority interest on the balance sheet related to SMEI.

As part of the agreement, upon SMEI reaching certain goals for the period ending December 31, 2005, the Company could be required to pay additional compensation to the former 85% shareholders of SMEI. The Company has not made any accruals for additional compensation since SMEI has had losses.

The Acquisition was accounted for under the purchase method of accounting. The following unaudited pro-forma information for the six months ended June 30, 2005 is presented as if the acquisition took place as of January 1, 2004:

                                                Six Months Ended June 30,

                                                  2005            2004
                                              ------------    ------------

 NET SALES                                    $  2,528,007    $  3,243,206
                                              ------------    ------------

Net Income (Loss)                             $   (679,766)   $   (236,343)

                                              ------------    ------------

                                              ------------    ------------

Net Income (loss) per common share Basic      $      (0.01)   $      (0.01)
                                              ------------    ------------
Net Income (loss) per common share Diluted    $       0.00    $       0.00
                                              ------------    ------------

                                              ------------    ------------
Weighted average shares outstanding Basic       78,908,206      45,612,134
                                              ------------    ------------
Weighted average shares outstanding Diluted
                                              ============    ============

Note 3- Segment Reporting

Management views its business in two divisions, the software technology division and the software consulting division.

                                                               Six Months                     Six Months
                                                                  Ended                          Ended
                                                              June 30, 2005                  June 30, 2004
                                                              --------------                 --------------
          Revenue
                          Software Consulting  Division                $1,374,350   (a)                      --
                           Software Technology Division                   755,214                     1,139,206
                                                         ------------------------        ----------------------
                             Total Consolidated Revenue                $2,129,564   (a)             $ 1,139,206
                                                         ------------------------        ----------------------

Net Income (loss)
                          Software Consulting  Division                $(117,082)   (a)                      --
                           Software Technology Division                 (474,914)                       134,705
                                                         ------------------------        ----------------------
                   Total Consolidated Net Income (Loss)                $(591,996)   (a)                $134,705
                                                         ------------------------        ----------------------

           Assets
                          Software Consulting  Division                $4,387,987   (b)                      --
                           Software Technology Division                   320,845                       877,528
                                                         ------------------------        ----------------------
                              Total Consolidated Assets                $4,708,832   (b)               $ 877,528
                                                         ------------------------        ----------------------

(a) - Operating results reflect the period from February 14, 2005, the date of the SMEI acquisition, to June30, 2005

(b) - Includes $3,327,892 of Goodwill related to the SMEI acquisition.

Note 4 - Employment Contracts

On March 7, 2005, the Company signed a three year employment contract with Joe Noto to be its Vice President of Finance and Administration, at an initial annual base salary of $130,000, He is also entitled to a cash incentive bonus equal to 20% of Base Salary based on meeting predetermined company objectives. As part of the agreement he will receive medical, vacation and profit sharing benefits consistent with the Company's current policies. Effective May 12, 2005, Joe Noto assumed the position as Chief Financial Officer of the Company at a annual base salary of $150,000.

On July 14, 2005, Science Dynamics Corporation (the "Company") entered into an agreement dated July 1, 2005 terminating the Company's consulting agreement with Calabash Consultancy, Ltd ("Calabash"). Calabash is owned and controlled by Alan
C. Bashforth, Secretary and a director of the Company. Notwithstanding the termination, the 6,000,000 seven-year warrants (the "Warrants") with a strike price of $0.10 per share and the 2,000,000 options (the "Options") with a strike price of $0.05 granted to Calabash under the consulting agreement will remain in effect, subject to the following amendments:

(a) the right to exercise the Warrants will commence on March 31, 2006; and (b) the right to exercise the Options will expire March 31, 2008. The Company owes Calabash $125,000 in consulting fees under the consulting agreement. The Company agreed to pay such amount upon the earlier of: (a) the Company raising $1 million in new equity; or (b) March 31, 2006. Except as described above, the Company has no further obligations to Calabash or to Mr. Bashforth. In conjunction with this agreement, $25,000 of additional Selling, General and Administrative expense was recorded in the quarter ended June 30, 2005 thereby adjusting the total amount of recorded liability to Calabash to the $125,000 stipulated in the agreement.

Note 5 - Notes payable

                                  June 30, 2005

(i) Long Term Note                                        $ 116,250

(ii) Revolving Line of Credit 428,000

(iii) Convertible debentures 2,401,785

(iv) Short Term Notes 200,000
                                                          ---------

               Total Outstanding Balance                  3,146,035
                                                          ---------

         Convertible debentures - non-current             1,257,388

         Long term note -non-current portion                 82,500
                                                          ---------

         Total Non-current liabilities                    1,339,888
                                                          ---------

         Total current portion notes payable            $ 1,806,147
                                                        -----------

Aggregate maturities for long-term debt:

2006    442,653

2007    772,273

2008    124,962

(i) Long term note -As part of the "SMEI" acquisition, the Company assumed a 5 year term note bearing interest at the variable rate of Prime plus 1.5% points (per annum) subject to a minimum rate of 6.25%. The Note matures January 28, 2008. Monthly payments consist of principal of $3,750 plus interest. The outstanding balance on the note as of June 30, 2005 was $116,250.

(ii)Revolving Line of credit - As part of the "SMEI" acquisition the Company assumed a Revolving Line of Credit the lesser of $700,000 or 85%-90% of eligible billed government receivables and 75% of eligible billed commercial receivables bearing interest at the prime plus 1.0% with a minimum rate of 5.25% per annum. The rate at June 30, 2005 was 7.25%. The line of credit is secured by substantially all of "SMEI" assets and is guaranteed by two former stockholders of "SMEI". The agreement was extended and expires on September 30, 2005. The Credit agreement is subject to a Working Capital Current ratio of 1.2 to 1, Net Worth Covenants (in excess of $300,000) and Debt to Worth ratios in excess of
2.5 to 1.0. The Company is in violation of the Net Worth Covenants, working capital current ratio and Debt to Worth ratios. . Total outstanding balance on this facility as of June 30, 2005 was $428,000.

(iii) Convertible Debentures - On February 14, 2005, the Company entered into a Securities Purchase Agreement, dated February 11, 2005, with Laurus Master Fund, Ltd. ("Laurus") for the sale of a $2,000,000 principal amount Secured Convertible Term Note (the "Note") convertible at $0.10 per share and a Common Stock Purchase Warrant to purchase 6,000,000 shares of the Company's common stock. The sale of the Note and the Warrant were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D under the Securities Act. The Company believes that there was no beneficial conversion option because the conversion price of $0.10 per share specified in the agreement equaled the fair value of its common stock on the commitment date.

The Company received net proceeds of $1,868,896 from the sale of the Note and the Warrant. The Company may only use such proceeds for (i) general working capital purposes, (ii) no less than 80% of the equity interests of Systems Management Engineering, Inc. ("SMEI") pursuant to the Stock Purchase Agreement, as amended, dated as of December 16, 2004 by and among the Company, SMEI and the shareholders of SMEI identified therein, and (iii) the acquisition of 100% of the remaining equity interests of SMEI pursuant to a transaction in form and substance reasonably satisfactory to Laurus.

The Note bears interest at a rate per annum equal to the prime rate published in The Wall Street Journal from time to time, plus 3%, but shall not be less than 8%. Interest is payable monthly in arrears commencing March 1, 2005 and on the first business day of each consecutive calendar month thereafter until the maturity date, February 11, 2008 (each a "Repayment Date"). Amortizing payments of the aggregate principal amount outstanding under the Note must begin on June 1, 2005 and recur on the first business day of each succeeding month thereafter until the maturity date (each an "Amortization Date"). Beginning on the first Amortization Date, the Company must make monthly payments to Laurus on each Repayment Date, each in the amount of $60,606.06, together with any accrued and unpaid interest to date on such portion of the principal amount plus any and all other amounts which are then owing under the Note, the Purchase Agreement or any other related agreement but have not been paid (collectively, the "Monthly Amount"). Any principal amount that remains outstanding on the maturity date is due and payable on the maturity date.

The Warrant is exercisable at a price of $0.11 per share from the issue date through the close of business on February 11, 2012.

In order to secure payment of all amounts due under the Note, as well as the Company's other obligations to Laurus: (i) the Company granted Laurus a lien on all of the Company's assets and also on all assets of the Company's subsidiaries; (ii) the Company pledged all of the capital stock that it owns of each of its subsidiaries; and (iii) each of the Company's subsidiaries executed a Subsidiary Guaranty of such obligations.

Pursuant to the terms of a registration rights agreement, the Company agreed to include the shares of common stock issuable upon conversion of the Note in a registration statement to be filed not later than March 13, 2005 and to use its reasonable commercial efforts to cause such registration statement to be declared effective no later than May 12, 2005. The Company has not yet filed the registration statement and until the registration statement has been filed and declared effective, is required to pay Laurus Master Fund, LTD liquidated damages in cash equal to 2% for each 30-day period (prorated for partial periods) on a daily basis of the original principal amount of the Note. The Company recorded additional interest expense of $142,667 for the six months ended June 30, 2005 pertaining to the 2% default interest. The Company as of June 30, 2005 owed three month's of back interest totaling approximately $45,000. This was accrued for and recorded as interest expense in the three month's ended June 30, 2005. The back interest has since been paid to Laurus in August, 2005. As of June 30, 2005 the Company is in default on principal and interest payments on the convertible notes additional interest in the amount of 2% per month is accruing on all outstanding obligations.

On February 10, 2005, the Company amended (the "Amendment") the conversion price of each of the Company's outstanding convertible term notes held by Laurus to a fixed conversion rate of $0.05. Laurus converted $547,988.78 principal amount of convertible notes of the Company and $223,447.28 of interest on such convertible notes into an aggregate of 15,428,722 shares of the Company's common stock. As a result of the conversion by Laurus of the term notes, there is a remaining balance of $400,389 on these convertible notes. In consideration for the Amendment and the conversion by Laurus of the term notes, $550,762.95 of outstanding principal and accrued and unpaid interest on a convertible note dated March 31, 2003 by the Company to Laurus was also re-paid. Total repayment amounted to $1,322,199. The Company is in default on the remaining balance of these notes, and working on a payment schedule.

(iv) Short term notes - In February 2005, the Company renegotiated a short term note in the amount of $100,000. 2005. In addition, the Company received an additional $100,000 for a total due of $200,000, which bears interest at the rate of 27% per annum. The note is secured by the future sale of the Company's net operating losses from the state of New Jersey.

Note 6 - Notes Payable Stockholders/officers

As part of the "SMEI" acquisition the Company assumed a short term note from one of the former stockholders of "SMEI" in the amount of $35,000. The loan bears interest at 18% per annum. The note is subordinated to the bank line of credit.

Note 7 - Related Party Transactions

In April of 2004 Alan Bashforth, the former President and CEO of the Company, and Paul Burgess, CEO of the Company, formed Strategic Telecom Financing. Strategic has provided equipment lease financing to the Company's customers who were unable to obtain financing with an outside leasing company. The terms of the sales would have been the same if our customers were able to obtain other financing arrangements. The leasing agreements are for 5 years at an interest rate of 18% payable monthly. The Company has recorded revenue from sales to Strategic totaling $124,234 in the six month's ending June 30, 2005. As of June 30, 2005, the remaining balance owed to the Company was $37,994 related to these sales.

Note 8 - Recent Accounting Pronouncements.

The Company believes that any new accounting pronouncements since December 31, 2004, will not have an affect on the Company's financial statements.

             Report of Independent Registered Public Accounting Firm

To The Board of Directors and
Shareholders of Science Dynamics Corp.

We have audited the accompanying consolidated balance sheets of Science Dynamics Corp. and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Science Dynamics Corp. and subsidiaries as of December 31, 2004 and 2003, and results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the financial statements, the Company has generated significant losses and requires additional capital to continue operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                        /s/ Peter C. Cosmas Co., CPAs
                            -------------------------
                            Peter C. Cosmas Co., CPAs

370 Lexington Ave.
New York, NY 10017
March 4, 2005

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                  DECEMBER 31,

ASSETS
                                                         2004               2003
Current assets:
   Cash and cash equivalents                        $    192,681       $     21,032
   Accounts receivable - trade                            56,922             25,879
   Inventories                                            51,018             76,300
   Other current assets                                    2,812              2,812
                                                    ------------       ------------
      Total current assets                               303,433            126,023
                                                    ------------       ------------

Property and equipment, net                               39,347            149,388
Deferred Asset                                               -0-             66,847
Other assets                                               2,812              2,812
                                                                                 --
                                                    ------------       ------------
      Total assets                                  $    345,592       $    345,070
                                                    ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Short term payable                               $    300,000       $     56,860
   Customer deposits                                          --             87,300
   Liabilities discontinued operations                   114,516             45,953
   Revolving Credit Line                                 550,763            336,309
   Loan payable stockholders/Officers                    244,240            163,192
   Accounts payable                                      719,940          1,171,693
   Accrued expenses                                      839,689            443,474
   Convertible Debenture                                 965,113          1,198,360
   Deposit Stock Purchase                                     --            200,000
                                                    ------------       ------------
      Total current liabilities                        3,734,261          3,703,141

Shareholders' equity - (Deficit)
   Preferred stock - .01 par value
       10,000,000 shares authorized                           --                 --
        No shares issued
   Common stock - .01 par value,
      200,000,000 shares authorized,
      53,964,167 and 46,918,088 issued
      53,838,367 and 46,792,288 outstanding
      in 2004 and 2003 respectively                      539,642            469,181

   Additional paid-in capital                         16,080,961         15,700,842

   (Deficit)                                         (19,611,439)       (19,130,261)
                                                    ------------       ------------
                                                      (2,990,836)        (2,960,238)
   Common stock held in treasury, at cost               (397,833)          (397,833)
                                                    ------------       ------------
   Total shareholders' equity (Deficit)               (3,388,669)        (3,358,071)
                                                    ------------       ------------
   Total liabilities and shareholders'
   Equity                                           $    345,592       $    345,070
                                                    ============       ============

See accompanying notes to the consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Year Ended December 31,
                                                                2004              2003
                                                                ----              ----
Net Sales                                                  $  1,609,717       $  1,490,834
                                                           ------------       ------------
Operating costs and expenses:

      Cost of sales                                             344,951            423,985
      Research and development                                  304,160            382,764
      Selling, general
          And administrative                                  1,503,422          1,402,750
                                                           ------------       ------------
                                                              2,152,533          2,209,499
                                                           ------------       ------------

Operating (Loss) before other income (expenses)                (542,816)          (718,665)

Other income (expenses):
   Sale of NJ NOL                                               233,956            217,021
   Sale of Intangible Asset                                         -0-          1,350,000
   Other Income                                                  82,000                 --
   Write Down of Assets                                              --           (105,603)
   Interest Expense                                            (283,740)          (199,713)
   Finance Expense                                              (66,847)          (125,942)
                                                           ------------       ------------
   Net Income (Loss) from Continuing operations                (577,447)           417,098

Discontinued Operations:

   Income (Loss) from Discontinued operations                  (189,041)          (699,265)
   Gain on the sale of assets                                   285,310
                                                           ------------       ------------
       Income (loss) from Discontinued operations                96,269           (699,265)

                                                           ------------       ------------
Net Loss                                                   $   (481,178)      $   (282,167)
                                                           ============       ============

Basic and diluted earnings per common share
     From Continuing operations                            $      (0.00)      $       0.01
                                                           ============       ============
     From Discontinued operations                          $      (0.00)      $      (0.01)
                                                           ============       ============
     From Net Loss                                         $      (0.01)      $      (0.00)
                                                           ============       ============

Weighted average shares outstanding basic and diluted        49,946,200         46,782,018
                                                           ------------       ------------

See accompanying notes to the consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            Year Ended December 31,
                                                                          2004                  2003
                                                                          ----                  ----
Cash flows from operating activities:
   Net (loss)                                                        $   (481,178)          $  (282,167)
                                                                     ------------           -----------

Adjustments to reconcile net (loss) to net cash
provided by (used for) operating activities:
   Depreciation                                                           110,042               259,426
   Non-Cash items                                                         190,000
   Adjustments relating to Discontinued operations                        (96,269)              211,393
   Write down of assets                                                                         105,603
   Financing expense non cash                                              66,847               125,942

Changes in operating assets and liabilities:
  (Increase) decrease in:
   Accounts receivable                                                    (31,043)               20,549
   Inventories                                                             25,282               129,251
   Other current assets                                                                          25,463
   Other assets                                                                                  14,558

   Increase (decrease) in:
   Short term payables                                                                          (71,553)
   Accounts Payable and
      accrued expenses                                                    (23,992)             (122,005)
   Customer Deposits                                                      (87,300)             (199,690)
                                                                     ------------           -----------

Total adjustments                                                         153,567               498,937
                                                                     ------------           -----------
   Net cash provided by (used for)
   operating activities                                                  (327,611)              216,770
                                                                     ------------           -----------
Cash flows from investing activities:
 Purchase of property and equipment - net                                      --                     -
                                                                     ------------           -----------

   Net cash (used) in investing activities                                     --                     -
                                                                     ------------           -----------
Cash flows from financing activities:

  Exercise of Stock Options                                                 4,500                     -
  Loans from Stockholders /Officers                                        86,240                     -
  Payment of Bank Notes                                                        --               (83,876)
  Subscribed Stock                                                             --               200,000
  Payments Convertible debt                                                    --              (661,312)
  Short term Borrowing                                                    190,000                     -
  Net borrowing on Revolving AR credit facility                           218,520               306,309
                                                                     ------------           -----------

  Net cash (used in) provided by financing activities                     499,260              (238,879)
                                                                     ------------           -----------

  Net increase (decrease) in
  cash and cash equivalents                                               171,649                22,109

Cash and cash equivalents -
 beginning of period                                                       21,032                43,141
                                                                     ------------           -----------

Cash and cash equivalents -
 end of period                                                       $    192,681           $    21,032
                                                                     ============           ===========

See accompanying notes to the consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    FOR THE TWO YEARS ENDED DECEMBER 31, 2004

                                   Common Stock       Additional                                  Treasury
                                   ------------          Paid-In                                  --------
                               Shares       Amount       Capital       (Deficit)            Shares        Amount          Total
                               ------       ------       -------       ---------            ------        ------          -----
Balance
 December 31, 2002         46,618,088    $ 466,181   $15,653,884    $(18,848,094)          125,800    $ (397,833)     $ (3,125,862)

Issuance of common stock
 net of related expenses      300,000        3,000        46,958                                                            49,958

Net Loss                                                                (282,167)                                         (282,167)

Balance
                           -----------------------------------------------------    ----------------------------------------------
 December 31, 2003         46,918,088    $ 469,181   $15,700,842    $(19,130,261)          125,800    $ (397,833)     $ (3,358,071)

Issuance of common stock
  Convertible debt          2,700,000       27,000       109,080                                                           136,080
     Conversion

Sale of Common Stock        4,000,000       40,000       160,000                                                           200,000

Issuance of Common
Stock for repayment
 Of loan                      196,079        1,961        28,039                                                            30,000
                                    ,            ,
Options exercised             150,000        1,500         3,000                                                             4,500

Stock based Compensation                                  80,000                                                            80,000

Net Loss                                                                (481,178)                                         (481,178)
                           -----------------------------------------------------    ----------------------------------------------
Balance
   December 31, 2004       53,964,167      539,642    16,080,961    $(19,611,439)          125,800    $ (397,833)     $ (3,388,669)
                           -----------------------------------------------------    ----------------------------------------------

See accompanying notes to the consolidated financial statements.

                  SCIENCE DYNAMICS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1) Organization and Summary of Significant Accounting Policies:

a) Organization and Description of Business:

Science Dynamics Corporation (the "Company", "SciDyn" or "Science Dynamics") was incorporated in the State of Delaware May 1973 and commenced operations in July 1977. The Company began as a provider of specialized solutions to the telecom industry. Throughout its history SciDyn has adapted to the changes in this industry by reinventing itself to be more responsive and open to the dynamic pace of change experienced in the broader converged communications industry of today. Currently SciDyn provides advanced solutions for several vertical markets. The greatest change in operations is in the shift from being a component manufacturer to a solution provider focused on developing applications through software on our core platform technology.

b) Basis of Financial Statement Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated significant losses and is unable to predict profitability for the future. These factors indicate that the Company's continuation, as a going concern is dependent upon its ability to obtain adequate financing. The Company plans to address the going concern by replacing debt with equity and continuing to grow the company with profitable sales both organically and through acquisitions. Management believes successfully executing these tasks will inevitably lead to the removal of the going concern comment from our audited financials.

As discussed in Note 4 on September 1, 2004, the Company sold substantially all of its tangible and intangible assets that were used in its audio and visuals systems integration business. Accordingly, the financial condition and results of the operations of the Audio Visual division segment have been reflected as discontinued operations for all periods.

c) Principles of Consolidation:

The consolidated financial statements included the accounts of the Company and all of its subsidiaries in which a controlling interest is maintained. All significant inter-company accounts and transactions have been eliminated in consolidation. For those consolidated subsidiaries where Company ownership is less than 100%, the outside stockholders' interests are shown as minority interests. Investments in affiliates over which the Company has significant influence but not a controlling interest are carried on the equity basis.

d) Use of Estimates:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments made about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and judgments are based on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. However, future events are subject to change and the best estimates and judgments routinely require adjustment. US GAAP requires estimates and judgments in several areas, including those related to impairment of goodwill and equity investments, revenue recognition, recoverability of inventory and receivables, the useful lives long lived assets such as property and equipment, the future realization of deferred income tax benefits and the recording of various accruals. The ultimate outcome and actual results could differ from the estimates and assumptions used.

e) Inventories:

Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

f) Depreciation, Amortization and Long-Lived Assets

Long-lived assets include:

Property, plant and equipment - These assets are recorded at original cost and increased by the cost of any significant improvements after purchase. The Company depreciates the cost evenly over the assets' estimated useful lives. For tax purposes, accelerated depreciation methods are used as allowed by tax laws.

Goodwill- Goodwill represents the difference between the purchase price of acquired business and the fair value of the their net assets. Good will is not amortized.

Identifiable intangible assets - These assets are recorded at original cost. Intangible assets with finite lives are amortized evenly over their estimated useful lives. Intangible assets with indefinite lives are not amortized.

At least annually, The Company reviews all long-lived assets for impairment. When necessary, charges are recorded for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

g) Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

h) Income Taxes:

The Company elected to adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", (SFAS No. 109) in 1992. Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expenses (credit) is the tax payable (receivable) for the period and the change during the period in deferred tax assets and liabilities.

i) Revenue Recognition:

Revenue is recognized when all significant contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Revenue from product sales is recognized when the goods are shipped and title passes to the customer. Sales of services are recognized at time of performance.

j) Impairment of Long-Lived Assets:

Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of long-lived Assets and for long-lived Assets to be Disposed of, " SFAS No. 121 requires the Company to review the recoverability of the carrying amounts of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the asset might not be recoverable.

In the event that facts and circumstances indicate that the carrying amount of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the assets' carrying amount to determine if a write-down to fair value is required. Fair value may be determined by reference to discounted future cash flows over the remaining useful life of the related asset.

k) Fair Value Disclosures:

The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of the immediate or short-term maturity of these financial instruments.

l) Stock Based Compensation:

In December 2002, the Financial Accounting Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, " Accounting for Stock-Based Compensation," to provide alternate methods of transition for companies electing to voluntarily change to the fair value method of accounting for stock-based compensation and also amends the disclosure provisions of SFAS No. 123. The provisions of SFAS No. 148 are effective for fiscal years ending December 15, 2002. The Company has adopted the disclosure provisions of SFAS No. 148.

The Company accounts for its stock options in accordance with the provisions of Accounting principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted the disclosure requirements of SFAS No. 123, Accounting for Stock Based Compensation.

If the Company had elected to recognize compensation cost based on the fair value of the awards at the grant date, the net loss would have been the pro forma amounts shown below.

Net Loss                                            2004            2003
As reported                                    $  (481,178)    $  (282,167)
Deduct compensation expenses (Fair Value)         (129,786)        (12,241)
                                               -----------     -----------
Pro Forma Net Loss                             $  (610,964)    $  (294,408)
                                               -----------     -----------
Basic and Diluted Net Loss per share
   As reported                                 ($     0.01)    ($     0.00)
                                               -----------     -----------
   Pro Forma Net Loss                          ($     0.01)    ($     0.00)
                                               -----------     -----------

The weighted-average fair value per share of the options granted during 2004 and 2003 was estimated on the date of grant using the Black-Scholes option pricing model, was $0.12 and $0.02 respectively. The following assumptions were used to estimate the fair value of the options at grant date based on the following:

                                                 2004              2003
                                              -------           -------
Risk-Free interest rate                         4.70%            2.25%
Expected dividend yield                          --               --
Expected stock price volatility                  50%              50%
Expected option Life                           10 years         10 years

m) New Financial Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R) which replaces SFAS No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payment to employees, including grants of employee stock options, to be recognized in the financial statements at fair value beginning in the third quarter of 2005. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost, and the transition method to be used at date of adoption. The standard permits three transition method adoption alternatives: "Prospective adoption " would require the Company to begin expensing share-based payments after July 1, 2005. Prior interim and annual period would not be restated.

"Modified Prospective Adoption" would require the Company to begin expensing share-based payments effective January 1, 2005. Prior annual periods would not be restated.

"Modified retrospective adoption" would require the Company to begin expensing share-based payments effective January 1, 2005, Prior annual periods would be restated.

The Company is currently evaluating the impact that SFAS 123R will have on its consolidated results of operations and financial condition, which in part will be dependent on the transition and the amortization methods used to adopt the new rules in 2005.

2) Accounts Receivable:

The Company evaluates its accounts receivable on a customer-by-customer basis and has determined that no allowance for doubtful accounts is necessary at December 31, 2004 and 2003.

3) Property and Equipment:

A summary of the major components of property and equipment is as follows:

                               2004              2003
Computers, fixtures
And equipment              $1, 486,956       $ 1,486,956

Less accumulated
         Depreciation       (1,447,609)       (1,337,568)
                           -----------       -----------
         Totals            $    39,347       $   149,388
                           ===========       ===========

4) Disposition of Assets

On September 1, 2004, the Company sold substantially all of its tangible and intangible assets that were used in its audio and visual systems integration business, including: (a) all related intellectual property; (b) all fixed assets; (c) all customer lists; and (d) the goodwill associated therewith; all free and clear of any security interests, mortgages and other encumbrances. The assets sold were valued by the Company at $812,452, which included $250,498 of goodwill. In consideration for the assets sold under the Agreement, Modern Mass Media Group, Inc. (The Purchaser) assumed liabilities amounting to $1,097,762. The Company recorded a gain on the sale of $285,310. The Company received a release on $320,000 of the outstanding liabilities and Modern Mass Media Group, Inc. has paid $483,013 of the outstanding liabilities as of February 28, 2005. The outstanding balance as of February 28, 2005 is $294,749 that the Company did not receive a release for. . Accordingly, the financial condition and results of the operations of the Audio Visual division segment have been reflected as discontinued operations for all periods.

5) Income Taxes:

In 1992, the Company adopted SFAS No. 109, Accounting for Income taxes. Under the provision of SFAS No. 109, the Company elected not to restate prior years due to immateriality. In 1992, the effect of the change was to decrease the net loss by $308,000 (.10 per share). The deferred tax asset recognized was recovered through the sale of New Jersey State net-operating loss carryovers as permitted by the State in the amount of $308,000. In 2004 and 2003 the Company recovered $233,956 and $217,021 respectively through the sale of New Jersey State net-operating loss carryovers as permitted by the State. This recovery was recognized as other income in the years ended 2004 and 2003 Statement of Operations.

At this time, the Company does not believe it can reliably predict profitability for the long-term. Accordingly, the deferred tax asset applicable to 2004 and 2003 operations has been reduced in its entirety by the valuation allowance.

As a result of the operating losses for the years ended December 31, 1990 and 1992-2004 the Company has available to offset future taxable income a net operating loss of approximately $20,000,000 expiring 2005-2024. In addition, research credits expiring 2005-2018 are available to offset future taxes.

The components of the provision (credit) for income taxes from continuing operations is as follows:

                    2004            2003
                    ----            ----
Deferred

Federal          $       --      $       --

Current
    Federal              --              --
    State                --              --
                 ----------      ----------
                 $       --      $       --
                 ----------      ----------

Differences between the tax provision computed using the statutory federal income tax rate and the effective income tax rate on operations is as follows:

                               2004                 2003
                               ----                 ----
Federal

Statutory rate          $  (163,601)    $   (93,295)

   Research tax
   Credits                       --              --

   Tax benefit not
   Provided due
   To valuation
       Allowance            163,601          93,295
                        -----------     -----------
                        $        --     $        --
                        ===========     ===========

Components of the Company's deferred tax assets and liabilities are as follows:

                                            December 31,
                                    2004            2003
Deferred tax assets:

Tax benefits related
To net operating
Loss carry forwards
And research tax Credits      $6,977,846      $6,814,245

Total deferred tax Asset       6,977,846       6,814,245
                              ----------      ----------

Valuation Allowance for

Deferred tax Assets            6,977,846       6,814,245
                              ----------      ----------

Net deferred tax Assets       $      -0-      $      -0-
                              ==========      ==========

6) Commitments:

a. Leases The Company leases their office, sales and manufacturing facilities and certain vehicles under non-cancelable operating leases with varying terms. The leases generally provide that the Company pay the taxes, maintenance and insurance expenses related to the leased assets. Future minimum lease payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of December 31, 2004 are as follows:

       2005                            33,744
       2006                            16,872
       2007                               -0-
       2008                               -0-

Total minimum lease payments         $ 50,616
                                     ========

7) Intangible Assets:

On December 22, 2003, the Company entered into an agreement with Evercom Network Services Inc. to Develop a next generation VoIP platform for the law enforcement market. The technology developed by SciDyn within the frame work of this agreement will be available to Evercom under a perpetual licensing agreement that will allow SciDyn to market and enhance the product for all market sectors outside of the law enforcement industry. The agreement also provided SciDyn with an upfront payment of $1,350,000 for certain intellectual property being utilized in the development of the new platform. In connection with this sale the Company booked a sale of intangible asset for $1,350,000, included in other income in the consolidated statement of operations for the year ended December 31, 2003. The Company also received $375,000 for consulting services rendered in 2004. In October 2004 the Companies terminated the consulting contract.

8) Notes payable

a. Short Term Loans Payable

In February and September 2004 the Company negotiated two short-term notes for $300,000. The Company received net proceeds of $190,000 and incurred $110,000 of interest expenses. These loans were collateralized by the sale of the New Jersey Net Operating Loss. The Company received $233, 936 from the sale of its New Jersey NOLs. Subsequent to December 31, 2004 the Company repaid $200,000 of the outstanding obligation and has received an extension for the remaining balance.

b. Loan payable stockholders/Officers

The short-term loan payable consists of loans from various stockholders and officers of the Company amounting to $244,240 and $163,192 in 2004 and 2003 respectively.

c. Convertible Debentures

The debentures are convertible into common stock at a conversion price of the lower of 85% of the average of the three lowest closing bid prices for the common stock thirty days prior to the closing date or 85% of the average of the three lowest closing bid prices for the common stock thirty days prior to conversion. The offering of convertible debentures was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. In order to secure all its obligations pursuant to this security agreement the company granted a security interest in all its assets to Laurus Master Fund LTD.

d. Credit Line

On March 31, 2003 the Company entered into a revolving credit line up to $1,000,000 with Laurus Master Fund LTD. The outstanding balance at December 31, 2004 and 2003 is $550,763 and $336,309 respectively.

9) Related party agreements

On December 30, 2004, the Company entered into a consulting agreement with Calabash Consultancy, Ltd. Under the agreement, Calabash Consultancy, Ltd. was engaged as a business development, financial and management consultant, which consulting services are to be provided by Alan Bashforth to act as Chief Executive Officer and Chairman of the Board of Directors of the Company. The agreement started January 1, 2005 and continues for an initial three-year term. The agreement will automatically renew for additional one-year terms following the initial term, provided that following the initial term either party may terminate the agreement by providing the other party a minimum of 30 days prior written notice. In consideration for its services, the Company agreed to pay Calabash Consultancy, Ltd. an annual fee of $300,000. After the Company completes the acquisition of Systems Management Engineering, Inc. ("SMEI"), Calabash Consultancy, Ltd. will be awarded warrants to purchase 6,000,000 shares of the Company's common stock at an exercise price of $0.10 per share that expire seven years after issuance. In addition, as part of a bonus payment for years 2003 and 2004, the Company agreed to grant Calabash Consultancy, Ltd. fully vested stock options to purchase 2,000,000 shares of the Company's common stock with an exercise price of $0.05 per share. The Company recorded an expenses of $80,000 in connection with issuance of the options. The Company agreed to fully reimburse Calabash Consultancy, Ltd. for any and all expenses incurred in the performance of duties under the agreement and to pay Calabash Consultancy, Ltd. $850 per month for a vehicle to be used exclusively by Calabash Consultancy, Ltd. during the term of the agreement. During the initial term or any subsequent renewal, if the Company is sold to another party or subject to a change of control, or ownership of more than 20% of the Company's outstanding common stock is controlled by a single party, Calabash Consultancy, Ltd. may terminate the agreement by providing 30 days advance notice of termination. Upon such termination, all options and warrants will become fully vested and all other amounts due under the agreement, including payments through the term of the agreement, will become immediately due and payable. The Company agreed to indemnify Calabash Consultancy, Ltd. and Mr. Bashforth and hold them harmless for all acts or decisions made by Mr. Bashforth in good faith while performing services for the Company. The Company also agreed to be responsible for payment of any and all taxes that may become due to any state or federal taxing authority arising out of the agreement and to indemnify and hold harmless Calabash Consultancy, Ltd. and Mr. Bashforth from any such payment.

On March 1, 2003 the Company entered into a three year employment agreement with Paul Burgess to become the Chief operating Officer for an annual salary of $175,000. In addition he has been granted an option to purchase 2,000,000 shares of stock at .03 a share. In October 2004 the Company amended Mr. Burgess Employment agreement with the following terms: upon the completion of the "SMEI Acquisition" (see Note 14 Subsequent Events) Mr. Burgess will become President, Chief Operating officer and a director of the Company. His annual salary will be $225,000. As part of his 2003 bonus he received 2,000,000 fully vested options at an exercise price of $0.05. Upon the effective date of this agreement Mr. Burgess will be granted 6,000,000 stock options with a strike price of $0.10 vesting over a three year period, each third on the anniversary date of this agreement. In addition Mr. Burgess is entitled to an incentive bonus based on 1% of the revenue of the most recent 12 month period of an any acquisitions closed by the company during the term of this contract.

In April of 2004 Alan Bashforth, President and CEO of the Company, and Paul Burgess, COO of the Company, formed Strategic Telecom Financing, which purchased $107,070 of equipment from Science Dynamics. They are leasing this equipment to two of The Company's customers who were unable to obtain financing with an outside company. The terms of the sales would have been the same if our customers were able to obtain other financing arrangements. The leasing agreements are for 4 and 5 years at an interest rate of 18% payable monthly. Science Dynamics has been paid for these sales.

10) Stock

On November 6, 2002 by written consent of the majority of stockholders, the Company, adopted an amendment to the Corporations' Certificate of Incorporation to increase the number of authorized shares of common stock, from 45,000,000 to 200,000,000 shares and create 10,000,000 shares of preferred stock,$.01 par value per share of which the Board of Directors of the Corporation shall have the right to determine the terms, rights upon issuance.

11) Stock Based Compensation:

a. 2002 Employee Stock option plan

On November 6, 2002 the stockholders approved the adoption of The Company's 2002 Employee Stock Option Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the"Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The maximum number of options made available for issuance under the Plan are twenty million (20,000,000) options. The options may be granted to officers, directors, employees or consultants of the Company and its subsidiaries at not less than 100% of the fair market value of the date on which options are granted. The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company.

The Company measures stock compensation cost using the intrinsic value method of accounting prescribed by APB Opinion No. 25, Accounting for Stock issued to Employees, and related interpretations accordingly, no compensation cost was recognized for stock option awards in 2004 and 2003 under this plan.

                                      Number of     Number of       Weighted-
                                       Options       Options        Average
                                      Available   Outstanding    Exercise Price

Balance  January 1, 2003             20,000,000          -0-            -0-
Options granted under Plan             (660,000)     660,000          $0.03
Options expired in 2003                             (280,000)         $0.03
                                     --------------------------------------
Balance December 31, 2003            19,340,000      380,000          $0.03
Options granted under Plan           (1,080,000)   1,080,000          $0.18
Options exercised in 2004                           (150,000)         $0.03
Options expired in 2004                             (775,000)         $0.18
                                     --------------------------------------
Balance December 31, 2004            18,260,000      535,000          $0.12
                                     --------------------------------------

Options issued in December 31, 2004 were 305,000 vesting equally over a three year period at a price of $0.18 and December 31, 2003 were 380,000 fully vest at an exercise price of $0.03. The weighted average contractual life of those options was 10 years.

b. Employee Stock Purchase Plan

In 2002 the Company established an Employee Stock Purchase Plan. The Plan is to provide eligible Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions and to enhance such Employees' sense of participation in the affairs of the Company and its Designated Subsidiaries. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be twenty million (20,000,000) shares. There are no shares issued under the plan in 2004 or 2003.

c. Other Stock based Compensation

The Company issued 4,000,000 and 2,000,000 fully vest options to its executive officers at an exercise price of $0.05 and $0.03 in 2004 and 2003 respectively. The Company recorded an expense of $80,000 in 2004 due to the fact that 2,000,000 of the 4,000,000 options were issued at $0.05 when the market price was $0.09 at the grant date. It is the Companies policy to record as compensation expense the excess of market price over the exercise price that the executive must pay to acquire the stock.

d. Warrants

The Company issued -0- and 840,000 common stock purchase warrants in 2004 and 2003 respectively at a prices ranging from $1.4339 to $0.052 per share in connection with the issuance of various convertible notes.

12) Major Customers:

Currently two customers account for more than 41% of total sales in 2004 and no customers accounted for more than 10% in 2003.

13) Earnings (Loss) Per Share:

In February 1997, the Financial Accounting Standards Board issued SFAS No. 128. "Earnings Per Share" applicable for financial statements issued for periods ending after December 15, 1997. As required the Company adopted SFAS No. 128 for the year ended December 31, 1997 and restated all prior period earnings per share figures. The Company has presented basic earnings per share. Basic earnings per share excludes potential dilution and is calculated by dividing income available to common stockholders by the weighted average number of outstanding common shares. Diluted earnings per share incorporates the potential dilutions from all potentially dilutive securities that would have reduced earnings per share. Since the potential issuance of additional shares would reduce loss per share they are considered anti-dilutive and are excluded from the calculation.

The weighted average number of shares used to compute basic loss per share was 49,946,200 in 2004 and 46,782,018 in 2003.

14) Subsequent events:

a) Stock Purchase Agreement

On December 16, 2004, Science Dynamics Corporation, entered into a Stock Purchase Agreement with Systems Management Engineering, Inc. ("SMEI") and the holders of a majority of the outstanding common stock of SMEI. On February 14, 2005, the Company completed the acquisition of 4,177,500 shares of the outstanding common stock of Systems Management Engineering, Inc. ("SMEI"), which shares constitute approximately 85% of the issued and outstanding shares of capital stock of SMEI on a fully diluted basis. As consideration for such shares of SMEI, the Company issued an aggregate of 16,553,251 shares of the Company's common stock to twelve accredited investors pursuant to Section 4(2) of the Securities Act and Regulation D under the Securities Act and $1,655,325 in cash. SMEI will continue to operate as an independent subsidiary of the Company.

Upon SMEI reaching the following goals for the 12 month period ending December 31, 2005, where "EBITDA" represents earnings before interest, tax, depreciation and amortization, and before any marketing and/or selling expenses which have been incurred in connection with SMEI's technology products and which marketing and/or selling expenses have been incurred in accordance with a budget to be mutually approved by the Company and the SMEI Shareholders:

o If SMEI's EBITDA is less than $500,000, then the Company is not obligated to pay any Additional Consideration to the SMEI Shareholders;
o If SMEI's EBITDA is equal to or greater than $500,000 and less than $750,000, the Company must pay the SMEI Shareholders Additional Consideration equal to $192,500;
o If SMEI's EBITDA is equal to or greater than $750,000 and less than $1,000,000, the Company must pay the SMEI Shareholders Additional Consideration equal to $385,000;

o If SMEI's EBITDA is equal to or greater than $1,000,000 and less than $1,250,000, the Company must pay the SMEI Shareholders Additional Consideration equal to $577,500;
o If SMEI's EBITDA is equal to or greater than $1,250,000 and less than $1,500,000, the Company must pay the SMEI Shareholders Additional Consideration equal to $770,000; and
o If SMEI's EBITDA is equal to or greater than $1,500,000, the Company must pay the SMEI Shareholders Additional Consideration equal to $1,540,000.

b) Debt Financing

On February 14, 2005, the Company entered into a Securities Purchase Agreement, dated February 11, 2005, with Laurus Master Fund, Ltd. ("Laurus") for the sale of a $2,000,000 principal amount Secured Convertible Term Note (the "Note") and a Common Stock Purchase Warrant to purchase 6,000,000 shares of the Company's common stock. The sale of the Note and the Warrant were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D under the Securities Act.

The Company received gross proceeds of $2,000,000 from the sale of the Note and the Warrant. The Company may only use such proceeds for (i) general working capital purposes, (ii) no less than 80% of the equity interests of Systems Management Engineering, Inc. ("SMEI") pursuant to the Stock Purchase Agreement, as amended, dated as of December 16, 2004 by and among the Company, SMEI and the shareholders of SMEI identified therein, and (iii) the acquisition of 100% of the remaining equity interests of SMEI pursuant to a transaction in form and substance reasonably satisfactory to Laurus.

The Note bears interest at a rate per annum equal to the prime rate published in The Wall Street Journal from time to time, plus 3%, but shall not be less than 8%. Interest is payable monthly in arrears commencing March 1, 2005 and on the first business day of each consecutive calendar month thereafter until the maturity date, February 11, 2008 (each a "Repayment Date"). Amortizing payments of the aggregate principal amount outstanding under the Note must begin on June 1, 2005 and recur on the first business day of each succeeding month thereafter until the maturity date (each an "Amortization Date"). Beginning on the first Amortization Date, the Company must make monthly payments to Laurus on each Repayment Date, each in the amount of $60,606.06, together with any accrued and unpaid interest to date on such portion of the principal amount plus any and all other amounts which are then owing under the Note, the Purchase Agreement or any other related agreement but have not been paid (collectively, the "Monthly Amount"). Any principal amount that remains outstanding on the maturity date is due and payable on the maturity date.

The Warrant is exercisable at a price of $0.11 per share from the issue date through the close of business on February 11, 2012.

In order to secure payment of all amounts due under the Note, as well as the Company's other obligations to Laurus: (i) the Company granted Laurus a lien on all of the Company's assets and also on all assets of the Company's subsidiaries; (ii) the Company pledged all of the capital stock that it owns of each of its subsidiaries; and (iii) each of the Company's subsidiaries executed a Subsidiary Guaranty of such obligations.

Pursuant to the terms of a registration rights agreement, the Company agreed to include the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant in a registration statement under the Securities Act to be filed not later than March 13, 2005 and to use its reasonable commercial efforts to cause such registration statement to be declared effective no later than May 12, 2005. In the event the Company does not meet these deadlines, it may be required to pay Laurus liquidated damages in cash equal to 2% for each 30-day period (prorated for partial periods) on a daily basis of the original principal amount of the Note.

c) Convertible debt and Revolving Credit Line

On February 10, 2005, the Company amended (the "Amendment") the conversion price of each of the Company's outstanding convertible term notes held by Laurus to a fixed conversion rate of $0.05. Laurus converted $547,988.78 principal amount of convertible notes of the Company and $223,447.28 of interest on such convertible notes into an aggregate of 15,428,722 shares of the Company's common stock. As a result of the conversion by Laurus of the term notes, all amounts outstanding under the term notes were re-paid in full. In consideration for the Amendment and the conversion by Laurus of the term notes, $550,762.95 of outstanding principal and accrued and unpaid interest on a convertible note dated March 31, 2003 by the Company to Laurus was also re-paid. Total repayment amounted to $1,322,199.

                                Up to 31,000,000
                                    Shares of
                                  Common Stock

                                       of

                          SCIENCE DYNAMICS CORPORATION





                                   PROSPECTUS




                 The date of this prospectus is __________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      As permitted by the DGCL, we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors. In addition, our By-laws require us to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                             Nature of Expense             Amount
                             -----------------             ------
                      SEC registration fee              $   264.53
                      Accounting fees and expenses       10,000.00*
                      Legal fees and expenses            45,000.00*
                                                        ----------
                                            TOTAL       $55,264.53*
                                                        ==========

                                * Estimated

Item 26. Recent Sales of Unregistered Securities

      From January 1, 2002 to December 31, 2002, we entered into securities purchase agreements with Laurus Master Fund, Ltd. for the issuance of 8% convertible debentures in the aggregate amount of $1,240,520 as follows:

                               Date Conv.       Debentures
                               ---------------------------
                                 2/6/2002       $   50,000
                                 2/8/2002       $   94,000
                                2/13/2002       $   30,000
                                2/20/2002       $  131,500
                                3/25/2002       $  147,380
                                3/27/2002       $   98,800
                                3/28/2002       $   75,250
                                 4/1/2002       $   35,950
                                6/20/2002       $  106,000
                                 7/5/2002       $  105,000
                                7/12/2002       $   40,000
                                7/23/2002       $   45,000
                                7/29/2002       $  100,000
                                 8/5/2002       $   56,000
                                 8/8/2002       $   49,973
                               10/16/2002       $   66,667
                               12/20/2002       $    9,000
                               ---------------------------
                                   Total:       $1,240,520
                                                ==========

      The above debentures were convertible into common stock at a conversion price of the lower of 85% of the average of the three lowest closing bid prices for the common stock thirty days prior to the closing date or 85% of the average of the three lowest closing bid prices for the common stock thirty days prior to conversion. We paid a fund management fee of 8%. The offering of convertible debentures was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment. All outstanding principal and interest on these convertible debentures has been either repaid or converted into common stock.

      During the year ended December 31, 2002, we granted 1,000,000 shares of common stock to Joy Hartman, our former Chief Financial Officer, in connection with her resignation. These shares were valued at $0.03 per share. This grant was exempt from registration under Section 4(2) of the Securities Act.

      During the year ended December 31, 2002, we also granted 4,363,633 shares of common stock to Alan C. Bashforth, our former Chairman of the Board, former Secretary, former President, former Chief Executive Officer, and former acting Chief Financial Officer. These shares were valued at $0.03 per share. This grant was exempt from registration under Section 4(2) of the Securities Act.

      During 2003 we issued 660,000 options to purchase shares of our common stock pursuant to our 2002 employee stock option plan, of which 280,000 options expired in 2003. These issuances were exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On March 1, 2003, in connection with his employment agreement as Chief Operating Officer, we granted Paul Burgess an option to purchase 2,000,000 shares of our common stock at $.03 per share. This grant was exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On March 31, 2003, we entered into a securities purchase agreement with Laurus Master Fund, Ltd. for (1) advances to be made to us by Laurus Master Fund, Ltd. in the aggregate principal amount of up to $1,000,000, (2) the issuance by us of a warrant exercisable to purchase 250,000 shares of common stock and (3) issuance of 8% convertible debentures in the aggregate amount of $247,500. The debentures were convertible into common stock at a conversion price equal to 85%% of the average closing price for the common stock three days prior to the closing date subject to adjustment. The offering of convertible debentures was exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment. All outstanding principal and interest on these convertible debentures has been either repaid or converted into common stock.

      In June 2003, one offshore investor subscribed for 4,000,000 shares of our common stock at $0.05 per share, for a total of $200,000 in gross proceeds to us. The shares were delivered in 2004. This transaction was exempt from registration requirements under Regulation S, promulgated under the Securities Act.

      During 2004 we issued options to purchase 1,080,000 shares of our common stock pursuant to the 2002 employee stock option plan, of which 775,000 options expired in 2004. These issuances were exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      In April 2004 we issued 196,079 shares of common stock for settlement of $30,000 in notes payable. This issuance was exempt from registration under
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On October 6, 2004, in connection with Mr. Burgess' amended employment agreement, we granted Mr. Burgess an option to purchase 2,000,000 shares of common stock at $.05 per share as part of his 2003 bonus. This grant was exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On December 30, 2004 in connection with a new consulting agreement with Calabash Consultancy, Ltd. we awarded Calabash Consultancy, Ltd. an option to purchase 2,000,000 share of our common stock at $.05. Calabash Consultancy, Ltd. is controlled by Alan C. Bashforth, our Chairman and Acting Chief Financial Officer. This grant was exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      On February 10, 2005, we amended the conversion price of each of the outstanding convertible term notes held by Laurus Master Fund, Ltd. to a fixed conversion rate of $0.05. On February 11, 2005, Laurus Master Fund, Ltd. converted $547,988.78 principal amount of convertible term notes and $223,447.28 of interest on such convertible term notes into an aggregate of 15,428,722 shares of common stock. As a result of the conversion by Laurus Master Fund, Ltd. of the term notes, all amounts outstanding under the term notes were re-paid in full. In consideration for the amendment to the conversion rate of the term notes held by Laurus Master Fund, Ltd. and the conversion by Laurus Master Fund, Ltd. of the term notes, $550,762.95 of outstanding principal and accrued and unpaid interest on a convertible note dated March 31, 2003 issued in the face amount of $1,000,000 by the Company to Laurus was also re-paid. These stock issuances were exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      In connection with the acquisition of Systems Management Engineering, Inc., we entered into a Securities Purchase Agreement, dated February 11, 2005, with Laurus Master Fund, Ltd. for the sale of a $2,000,000 principal amount secured convertible term note and a common stock purchase warrant to purchase 6,000,000 shares of common stock at a price of $.10 per share. The sale of the secured convertible term note and the warrant were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

      On February 14, 2005, as partial consideration for the acquisition of 85% of the outstanding common stock of Systems Management Engineering, Inc., we issued an aggregate of 16,553,251 shares of common stock to twelve accredited investors. These issuances were exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

      During May 2005, we issued an aggregate of 3,070,000 shares of common stock as follows: (1) 1,000,000 shares were issued to Dr. Greary; (2) 1,500,000 shares were issued to Inverbrass Ltd.; and (3) 570,000 shares were issued to Calabash Consultancy, Ltd. The total value of theses shares was $275,424. These issuances were exempt from registration under Section 4(2) of the Securities Act.

      All of the above unregistered issuances of securities were made pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Except as expressly set forth above, the individuals and entities to whom we issued securities are unaffiliated with us. For each of the above sales of unregistered securities, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act. Each of the above security holders who were not our executive officers represented that the are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

Item 27. Exhibits

Exhibit
Number                                                        Description
---------------------------------------------------------------------------------------------------------------------
2.1                   Asset Purchase Agreement  effective September 1, 2004 between Modern Mass Media Group, Inc. and
                      M3 Acquisition Corp., a subsidiary of Science Dynamics  Corporation  (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on October 22, 2004)
2.2                   Stock Purchase  Agreement dated December 16, 2004 among Science Dynamics  Corporation,  Systems
                      Management  Engineering,  Inc. and the  shareholders of Systems  Management  Engineering,  Inc.
                      identified on the signature  page thereto  (Incorporated  by reference to Form 8-K,  filed with the Securities and Exchange Commission on December 22, 2004)
2.3                   Amendment No. 1 to Stock  Purchase  Agreement  dated  February 2, 2005 among  Science  Dynamics
                      Corporation,  Systems Management  Engineering,  Inc. and the shareholders of Systems Management
                      Engineering,  Inc. identified on the signature page thereto  (Incorporated by reference to Form
                      8-K, filed with the Securities and Exchange Commission on February 11, 2005)
3.1                   Certificate  of  Incorporation   (Incorporated  by  reference  to  the  Company's  registration statement on Form S-18 (File No. 33-20687), effective April 21, 1981)
3.2                   Amendment to Certificate of Incorporation  dated October 31, 1980 (Incorporated by reference to the Company's  registration  statement on Form S-18 (File No.  33-20687),  effective  April 21,
                      1981)
3.3                   Amendment to Certificate of  Incorporation  dated November 25, 1980  (Incorporated by reference to the Company's registration  statement on Form S-18 (File No. 33-20687),  effective April 21,
                      1981)
3.4                   Amendment to Certificate of Incorporation  dated May 23, 1984 (Incorporated by reference to the
                      Company's  registration  statement on Form SB-2 (File No.  333-62226) filed with the Securities and Exchange Commission on June 4, 2001)
3.5                   Amendment to Certificate of  Incorporation  dated July 13, 1987  (Incorporated  by reference to the  Company's  registration  statement  on Form  SB-2  (File  No.  333-62226)  filed  with the
                      Securities and Exchange Commission on June 4, 2001)
3.6                   Amendment to Certificate of Incorporation  dated November 8, 1996 (Incorporated by reference to the  Company's  registration  statement  on Form  SB-2  (File  No.  333-62226)  filed  with the
                      Securities and Exchange Commission on June 4, 2001)
3.7                   Amendment to Certificate of  Incorporation  dated December 15, 1998  (Incorporated by reference to the  Company's  registration  statement  on Form SB-2  (File No.  333-62226)  filed with the
                      Securities and Exchange Commission on June 4, 2001)
3.8                   Amendment to Certificate of Incorporation  dated December 4, 2002 (Incorporated by reference to the  Company's  information  statement on Schedule 14C filed with the  Securities  and Exchange
                      Commission on November 12, 2002)
3.9                   By-laws (Incorporated by reference to the Company's  registration  statement on Form S-18 (File
                      No. 33-20687), effective April 21, 1981)
4.1                   Securities  Purchase  Agreement  dated  February  11,  2005  by and  between  Science  Dynamics
                      Corporation and Laurus Master Fund, Ltd.  (Incorporated by reference to Form 8-K filed with the
                      Securities and Exchange Commission on February 18, 2005)

4.2                   Secured  Convertible  Term Note dated  February  11, 2005 issued to Laurus  Master  Fund,  Ltd.
                      (Incorporated  by reference to Form 8-K filed with the  Securities  and Exchange  Commission on
                      February 18, 2005)
4.3                   Common  Stock  Purchase  Warrant  dated  February 11, 2005 issued to Laurus  Master Fund,  Ltd.
                      (Incorporated  by reference to Form 8-K filed with the  Securities  and Exchange  Commission on
                      February 18, 2005)
4.4                   Master  Security  Agreement  dated  February 11, 2005 among Science  Dynamics  Corporation,  M3
                      Acquisition  Corp.,  SciDyn Corp. and Laurus Master Fund,  Ltd.  (Incorporated  by reference to
                      Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)
4.5                   Stock  Pledge  Agreement  dated  February  11, 2005 among Laurus  Master  Fund,  Ltd.,  Science
                      Dynamics Corporation,  M3 Acquisition Corp. and SciDyn Corp. (Incorporated by reference to Form
                      8-K filed with the Securities and Exchange Commission on February 18, 2005)
4.6                   Subsidiary  Guaranty dated February 11, 2005 executed by M3 Acquisition  Corp. and SciDyn Corp.
                      (Incorporated  by reference to Form 8-K filed with the  Securities  and Exchange  Commission on
                      February 18, 2005)
4.7                   Registration  Rights  Agreement  dated  February  11,  2005  by and  between  Science  Dynamics
                      Corporation and Laurus Master Fund, Ltd.  (Incorporated by reference to Form 8-K filed with the
                      Securities and Exchange Commission on February 18, 2005)
4.8                   Second Omnibus  Amendment to Convertible Notes and Related  Subscription  Agreements of Science
                      Dynamics  Corporation  issued to Laurus Master Fund,  Ltd.  (Incorporated  by reference to Form
                      8-K, filed with the Securities and Exchange Commission on March 2, 2005)
5.1                   Opinion and Consent of Sichenzia Ross Friedman Ference LLP
10.1                  Lease dated May 19, 2003 between  Fellowship  Business  Center  Associates  and M3  Acquisition
                      Corporation
10.2                  Sub-Sublease  Agreement  made as of  June  22,  2001 by and  between  Software  AG and  Systems
                      Management  Engineering,  Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)
10.3                  Microsoft  Partner  Program  Agreement  (Incorporated  by  reference to Form 8-K filed with the
                      Securities and Exchange Commission on February 18, 2005)
10.4                  AmberPoint  Software  Partnership  Agreement  (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)
10.5                  Executive  Employment  Agreement  Amendment made as of February 14, 2005 by and between Science
                      Dynamics  Corporation  and Paul Burgess  (Incorporated  by reference to Form 8-K filed with the
                      Securities and Exchange Commission on March 2, 2005)
10.6                  Consulting  Agreement  dated  January 1, 2005 between  Science  Dynamics  Corporation,  Systems
                      Management  Engineering,  Inc. and Herbert B. Quinn, Jr. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 25, 2005)
10.7                  Agreement  dated  December  30,  2004  between  Science   Dynamics   Corporation  and  Calabash
                      Consultancy,  Ltd.  (Incorporated  by  reference  to Form 8-K,  filed with the  Securities  and
                      Exchange Commission on February 25, 2005)
10.8                  Employment  Agreement  dated  January 1, 2005 between  Science  Dynamics  Corporation,  Systems
                      Management Engineering,  Inc. and Eric D. Zelsdorf (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 25, 2005)
10.9                  Executive  Employment of dated March 7, 2005 by and between  Science  Dynamics  Corporation and
                      Joe Noto
10.10                 Agreement  terminating  the  Company's  December 30, 2004  consulting  agreement  with Calabash
                      Consultancy Ltd.  (Incorporated by reference to Form 8-K filed with the Securities and Exchange
                      Commission on July 20, 2005)
21.1                  Subsidiaries of the Company  (Incorporated  by reference to the Company's annual report on Form
                      10-KSB for the fiscal year ended  December 31,  2004,  filed with the  Securities  and Exchange
                      Commission on March 31, 2005)
23.1                  Consent of Sichenzia Ross Friedman Ference LLP (See Exhibit 5.1)
23.2                  Consent of Peter C. Cosmas Co., CPAs
24.1                  Powers of Attorney (Included on the signature page hereto)

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

            (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pennsauken, New Jersey on September 7, 2005.

                                       SCIENCE DYNAMICS CORPORATION


                                       By: /s/ Paul Burgess
                                           -------------------------------------
                                           Paul Burgess,
                                           President and Chief Executive Officer


                                       By: /s/ Joe Noto
                                           -------------------------------------
                                           Joe Noto,
                                           Chief Financial Officer and Principal
                                           Accounting Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Paul Burgess his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

       Signature                      Title                      Date
-------------------------        ----------------       ---------------------

/s/ Paul Burgess                      Director            September 7, 2005
-------------------------
Paul Burgess

/s/ Eric D. Zelsdorf                  Director            September 6, 2005
-------------------------
Eric D. Zelsdorf

/s/ Herbert B. Quinn                  Director            September 7, 2005
-------------------------
Herbert B. Quinn

/s/ Robert E. Galbraith               Director            September 7, 2005
-------------------------
Robert E. Galbraith